LOAN AGREEMENT

                            Dated as of June 18, 1997

                                      among

                           K-V PHARMACEUTICAL COMPANY,
                             PARTICLE DYNAMICS, INC.
                              and ETHEX CORPORATION

                                  as Borrowers,


                                       and

                              LASALLE NATIONAL BANK


                                     as Bank

                                TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

1.  DEFINITIONS AND TERMS......................................................2
         1.1          Certain Definitions......................................2
         1.2          Certain UCC and Accounting Terms........................12

2.  LOANS:  BANK'S COMMITMENTS AND BORROWING PROCEDURES.......................13
         2.1          Revolving Credit Commitment.............................13
         2.2          Term Loan Commitment....................................13
         2.3          Borrowing Procedures under the Revolving Credit
                      Commitment..............................................13
         2.4          Letters of Credit.......................................14
         2.5          Borrowing Procedure Under the Term Loan Commitment......14

3.  LOANS:  NOTES EVIDENCING LOANS............................................14
         3.1          Revolving Note..........................................14
         3.2          Term Note...............................................15
         3.3          Recordation.............................................15

4.  LOANS:  AMOUNTS; INTEREST; BALANCES.......................................15
         4.1          Applicable Borrowing Amounts; Interest Rates; Default
                      Rate....................................................15
         4.2          Computation of Interest.................................16
         4.3          Conversion and Reborrowing of Loans.....................16
         4.4          Change of Law...........................................17
         4.5          Unavailability of Deposits or Inability to Ascertain
                      the LIBOR Rate or Adjusted LIBOR Rate...................17
         4.6          Yield Protection, Etc...................................18
         4.7          Funding Indemnity.......................................19
         4.8          Discretion of Bank as to Manner of Funding..............19
         4.9          Interest Laws...........................................20
         4.10         Letter of Credit Fees...................................20

5.  LOANS:  GENERAL TERMS.....................................................21
         5.1          Payments to Bank........................................21
         5.2          Automatic Debit.........................................21
         5.3          Application of Payment..................................21
         5.4          Reserved................................................21
         5.5          Conditions Precedent Events.............................21
         5.6          Offset..................................................22
         5.7          Credit Termination Date; Continuance of Obligations,
                      Etc.....................................................22
         5.8          Loan Evidence...........................................22

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         5.9          Over-Advances...........................................22
         5.10         Unused Portion Fee......................................22
         5.11         Prepayment..............................................23
         5.12         Transaction Fee.........................................24

6.  LOANS:  CONDITIONS TO LENDING.............................................24
         6.1          Initial Loan Conditions Precedent.......................24

7.  COLLATERAL FOR TERM LOAN:  GENERAL TERMS..................................27
         7.1          Grant of Security Interest..............................27
         7.2          Perfection of Security Interests........................28
         7.3          Inspection of Collateral................................28
         7.4          First Lien and Location of Collateral...................28
         7.5          Constructive Trust......................................29
         7.6          Application of Proceeds of Collateral...................29
         7.7          Third Party Collateral Claims...........................29
         7.8          Additional Collateral...................................29
         7.9          No Custom or Waiver.....................................29

8.  REPRESENTATIONS AND WARRANTIES; COVENANTS;
    INDEMNIFICATION; CONTINUING OBLIGATION....................................30
         8.1          Representations and Warranties of Borrower..............30
         8.2          Affirmative Covenants...................................35
         8.3          Negative Covenants......................................42
         8.4          Maintenance of Accounts.................................43

9.  DEFAULT...................................................................44
         9.1          Events of Default.......................................44
         9.2          Cumulative Remedies.....................................45
         9.3          Acceleration and Termination of Loans...................45
         9.4          Rights of Creditor......................................45
         9.5          Injunctive Relief.......................................45

10.  GENERAL..................................................................45
         10.1         Payment Application Date................................45
         10.2         Statement of Account....................................45
         10.3         Manner of Application; Waiver of Setoff Prohibition.....46
         10.4         Survival of Representations and Warranties..............46
         10.5         Integration; Amendment; Assignment; Participation.......46
         10.6         No Waiver...............................................47
         10.7         Severability............................................47
         10.8         Successors and Assigns..................................47
         10.9         Conflict with Other Agreements..........................47
         10.10        No Impairment by Termination............................47


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
         10.11        Waivers.................................................48
         10.12        Costs, Fees and Expenses Related to Agreement and
                      Other Agreements........................................48
         10.13        Environmental Indemnity.................................48
         10.14        Release.................................................48
         10.15        Governing Law...........................................49
         10.16        Notices.................................................49
         10.17        Forum; Bank; Venue; Jury Trial Waiver...................49
         10.18        Other Costs, Fees and Expenses..........................49
         10.19        Revival.................................................50
         10.20        Acknowledgments.........................................50
         10.21        Section Headings........................................50
         10.22        Counterparts............................................50
         10.23        Effectiveness...........................................50
         10.24        Joint and Several Liability.............................50

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (this "Agreement") is made as of the 18th day of June, 1997, by and among K-V PHARMACEUTICAL COMPANY, a Delaware corporation ("K-V"), PARTICLE DYNAMICS, INC., a New York corporation ("PDI"), ETHEX CORPORATION, a Missouri corporation ("ETHEX"), jointly and severally (K-V, PDI and ETHEX are sometimes referred to herein collectively as the "Borrowers" and individually as "Borrower"), and LASALLE NATIONAL BANK, a national banking association ("Bank").

                               W I T N E S E T H:

         WHEREAS, K-V owns 100% of the issued and outstanding capital stock of PDI and 100% of the issued and outstanding capital stock of ETHEX;

         WHEREAS, Borrowers desire to borrow funds and obtain other financial accommodations from Bank for (i) working capital and (ii) to purchase two (2) real estate parcels located at 10876 Metro Court and 10850-62 Metro Court, Maryland Heights, Missouri, pursuant to which K-V will be jointly and severally liable for the total amount of all borrowings hereunder and each of PDI and ETHEX shall be liable only to the extent of their applicable use of the borrowings hereunder;

         WHEREAS, K-V directly markets and distributes generic pharmaceutical products through Ethex, its wholly-owned subsidiary;

         WHEREAS, K-V develops and markets specialty pharmaceutical raw materials, including directly compressible and microencapsulated ingredients used in pharmaceutical processing through its other wholly-owned subsidiary, PDI;

         WHEREAS, K-V manufactures such pharmaceutical products for itself, for ETHEX and for PDI, and ETHEX and PDI purchase certain products from K-V;

         WHEREAS, K-V, PDI and Ethex each derive and shall all derive a material benefit from their respective relationships with each other and from the funds to be borrowed and the other financial accommodations from Bank to Borrowers;

         WHEREAS, neither K-V, PDI nor Ethex could borrow the necessary funds from the Bank on as favorable terms as herein set forth without the benefits of the co- obligations of the other entities; and

         WHEREAS, pursuant to Borrowers' request, Bank is willing to lend monies to Borrowers under the terms and conditions set forth herein;


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         NOW, THEREFORE,  in consideration of the premises, the mutual covenants and agreements set forth herein, Borrowers agree to borrow from Bank, and Bank agrees to lend to Borrowers, subject to and upon the following terms and conditions:

                            1. DEFINITIONS AND TERMS

         1.1 Certain Definitions. The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference.

                           "Adjusted LIBOR Rate" shall mean a rate per annum determined pursuant to the following formula:

         Adjusted LIBOR Rate =       LIBOR
                                                     100% - Reserve Percentage

                           "Affiliate"  means any  Person (a) that  directly  or
         indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with any Borrower or one or more Affiliates, (b) that directly or beneficially owns or holds 10% or more of any equity interest in any Borrower or one or more Affiliates or (c) 10% or more of whose voting stock (or in the case of a Person which is not a corporation, 10% or more of any equity interest) is owned directly or beneficially or held by any Borrower or one or more Affiliates. For purposes of this definition and this Agreement, the term "control" shall mean, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through ownership interest or otherwise, including without limitation the power to elect or appoint, directly or indirectly, a majority of the members of its governing board or body; provided, however, the term "Affiliate" shall not include ETHEX or PDI for purposes of this Agreement.

                           "Applicable Lending Office" means the "Lending Office" of Bank (or an Affiliate thereof) designated on the signature pages hereof or such other office of Bank (or an Affiliate thereof) as Bank may from time to time specify to Borrowers as the office by which its Loans are to be made and maintained.

                           "Assignment of Rents" means those certain Assignments of Rents and Leases to be delivered subsequent to the date hereof between K-V and Bank for each of the Mortgaged Properties, as the same may be amended, restated and modified from time to time.

                           "Authorized   Officer"   means  Victor  M.  Hermelin,
         Chairman of the Board of K-V, Marc S.  Hermelin,  Vice Chairman and CEO

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
         of K-V, Gerald R. Mitchell, Vice President, Finance and CFO of K-V and Richard H. Chibnall, Corporate Controller of K-V.

                           "Base Rate" means the rate of interest (expressed as a percentage per annum) most recently announced or published publicly from time to time by Bank as its prime lending rate of interest, which is not necessarily the lowest or most favorable rate of interest charged by Bank on commercial loans at any one time. The rate of interest shall change automatically and immediately as and when the Base Rate shall change, without notice to Borrower, and any notice to which it may be entitled is hereby waived, and any such change in the Bank's Base Rate shall not affect any of the terms and conditions of this Agreement, all of which shall remain in full force and effect.

                           "Base Rate Loan" shall mean a Loan bearing interest as specified in Paragraph 4.1(a).

                           "Borrowers' Liabilities" means all obligations and liabilities of each Borrower in the aggregate to Bank (including, without limitation, all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the Other Agreements, or by oral agreement or operation of law or otherwise.

                           "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day on which commercial banking institutions are open for the transaction of commercial banking business in Chicago, Illinois other than a Saturday or Sunday, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, a LIBOR Loan, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank eurodollar market.

                           "Capital Expenditures" means the cost of acquiring any fixed assets, or any improvements, replacements, substitutions, accessions or additions thereto or therefor which have a useful life of more than one year, including without limitation, the cost of direct or indirect acquisitions of such assets by way of purchase, capital lease or otherwise.

                           "Charges" means all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including, without limitation, the PBGC) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to Borrowers' Liabilities, Borrowers' businesses, Borrowers' ownership and/or use of Borrowers' assets, income and/or gross receipts.

                           "Closing Date" means June 18, 1997.

                           "Code" means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder.

                           "Collateral" shall have the meaning assigned to such term in Paragraph 7.1 hereof.

                           "Conversion Date" means the Business Day on which a Base Rate Loan is converted to a LIBOR Loan.

                           "Debt"   means   all  of  a   Person's   liabilities,
         obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law or otherwise. Without in any way limiting the generality of the foregoing, Debt specifically includes
         (i) Funded Debt and (ii) liabilities in respect of unfunded vested benefits under Plans and Multiemployer Plans covered by Title IV of ERISA.

                           "Default Rate" shall have the meaning assigned to such term in Paragraph 4.1(d) hereof.

                           "Early Termination Date" means the date, pursuant to Paragraph 9.3, upon which, whether by notice or by right hereunder, the Banks' obligation to extend credit hereunder is terminated.

                           "EBITDA" means, with respect to any fiscal period of Borrowers, Borrowers' aggregate (a) net income for such period, plus
         (b) the aggregate amounts deducted in determining such net income in respect of (i) Interest Expense, (ii) income taxes, (iii) depreciation and (iv) amortization minus (c) extraordinary gains, each determined on a consolidated basis and in accordance with GAAP consistently applied.

                           "Environmental Claim" means any notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any Governmental Authority for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, release of any Hazardous Material to the environment, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the occurrence of a Release by any Borrower (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Material, in, into or onto the environment at, in, by, from, onto or related to any Facility, (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials by any Borrower in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any Environmental Laws or any Governmental Authorizations by any Borrower relating to environmental matters in connection with the Facilities.

                           "Environmental Indemnity Agreement" means that certain Environmental Indemnity Agreement between K-V and Bank to be delivered subsequent to the date hereof, as the same may be amended, restated and modified from time to time.

                           "Environmental Laws" means all applicable statutes, ordinances, orders, rules, regulations, or decrees and the like relating to (i) fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, handling, transportation, storage, treatment or disposal of Hazardous Materials or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare related to Hazardous Materials, in any manner applicable to any Borrower or the Facilities, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Occupational Safety and Health Act (29
         U.S.C. ss.651 et seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. ss.11001 et seq.), each as amended or supplemented.

                           "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and, unless the context otherwise requires, the regulations promulgated thereunder and any successor statute.

                           "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with any Borrower or an Affiliate would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA or, where applicable, would be treated as a "single employer" under Section 412(c)(11) of the Code.

                           "ERISA Termination Event" means (i) a "Reportable Event" described in Section 4043 of ERISA (other than a "Reportable
         Event" not subject to the 30-day reporting requirement to the PBGC under applicable regulations), (ii) the withdrawal under Section 4063 or Section 4064 of ERISA of any Borrower or any Affiliate from a Plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA, including a cessation of operations that is treated as a withdrawal by a "substantial employer" under
         Section 4062(e) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings under
         Section 4042 of ERISA to terminate a Plan by the PBGC, (v) any other event or condition which in the reasonable judgment of any Borrower is likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to or any ERISA administer, any Plan, or (vi) the partial or complete withdrawal pursuant to Section 4203 or Section 4205 of ERISA of any Borrower or any ERISA Affiliate from a Multiemployer Plan.

                           "ETHEX"   means   ETHEX   Corporation,   a   Missouri
         corporation and wholly-owned Subsidiary of K-V.

                           "Event of Default" shall have the meaning assigned to such term in Paragraph 9.1 hereof.

                           "Excess Interest" shall have the meaning assigned to such term in Paragraph 4.9 hereof.

                           "Facilities" means any and all real property (including, without limitation, all buildings, or other improvements located thereon) now, hereafter or heretofore, owned, leased, operated or used by Borrower or any of its respective successors and assigns, including, but not limited to, the Mortgaged Properties.

                           "Financials" means those consolidated and internally-prepared consolidating financial statements of Borrowers heretofore or concurrently herewith delivered by or on behalf of Borrowers to Bank.

                           "Fixed Rate" means the rate determined two (2) Business Days prior to the date of the execution and delivery by K-V of the Term Note, as set forth in the Term Note.

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
                           "Fixed Rate Loan" shall mean a Loan bearing interest at the Fixed Rate, as described in more detail in Paragraph 4.1(b) below.

                           "Funded Debt" means, without duplication, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) the face amount of all letters of credit issued for the account of any Borrower and, without duplication, all drafts drawn thereunder, (iv) obligations to pay the deferred purchase price of property or services, (v) obligations as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of other of the kinds referred to in clauses (i) through
         (v) above, (vii) all net obligations under any interest rate swap agreements, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement, and (viii) all obligations to pay a specified purchase price for goods or services whether or not delivered or accepted (i.e., take-or-pay and similar obligations).

                           "GAAP"  shall  mean  generally  accepted   accounting
         principles as in effect from time to time.

                           "Governmental Authority" means any federal, state or local governmental authority, department, agency or court.

                           "Governmental   Authorization"   means  any   permit,
         license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

                           "Hazardous Materials" means (i) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto, (ii) any oil, petroleum or petroleum derived substance, (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (iv) any flammable substances or explosives, (v) any radioactive materials, (vi) asbestos in any form (which is or could become friable), (vii) urea formaldehyde foam insulation, (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, (ix) pesticides or (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons.

                           "Interest Expense" means, for any period, the sum of all interest in respect of Debt of Borrowers accrued or capitalized during such period (whether or not actually paid during such period), determined on a consolidated basis and in accordance with GAAP.

                           "Interest Period" means with respect to the LIBOR Loans, the period used for the computation of interest commencing on the date the relevant LIBOR Loan is effected by conversion or continued and concluding on the date thirty (30), sixty (60) or ninety (90) days thereafter, at Borrowers' option, with any subsequent Interest Period commencing on the last day of the immediately preceding Interest Period and concluding thirty (30), sixty (60) or ninety (90) days thereafter, at Borrowers' option; provided, however, that no Interest Period for any LIBOR Loan made under the Commitment may extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the case may be. Each Interest Period for a LIBOR Loan which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the next preceding Business Day).

                           "K-V" means K-V Pharmaceutical Company, a Delaware corporation.

                           "Leases" means (a) that certain Metro Court Office/Warehouse Lease Agreement by and between Public Employee Retirement System of Nevada, as Landlord, and Designer Blinds of Omaha, Inc., as Tenant, dated August 14, 1993 for approximately 9,117 square feet of space at 10850 Metro Court, Maryland Heights, Missouri; (b) that certain Metro Court Office/Warehouse Lease Agreement by and between Metro Court Corporation, as Landlord, and Custom Floor Centre, Inc., as Tenant, dated March 18, 1994 for approximately 4,800 square feet of space at 10854 Metro Court, Maryland Heights, Missouri; (c) that certain Metro Court Office/Warehouse Lease Agreement by and between Metro Court Corporation, as Landlord, and Clean Harbors Environmental Services, Inc., as Tenant, dated June 1, 1994 for approximately 11,762 square feet of space at 10862 Metro Court,
         Maryland Heights, Missouri; (d) that certain Metro Court Office/Warehouse Lease Agreement by and between Public Employee Retirement System of Nevada, as Landlord, and American Remodeling,

         Inc., as Tenant, dated July 1, 1991 for approximately 10,493 square feet at 10858 Metro Court, Maryland Heights, Missouri.

                           "Letter of Credit" means a standby, commercial import or other letter of credit at any time issued by Bank for the account of any Borrower.

                           "Letter of Credit Maturity Date" means June 18, 2000.

                           "Letter  of  Credit   Termination   Date"  means  the
         earliest to occur of (i) the Letter of Credit Maturity Date or (ii) the Early Termination Date.

                           "Leverage  Ratio" means, as of any date, the ratio of
         (i) Liabilities to (ii) Tangible Net Worth.

                           "Liabilities" means, as of any date, the aggregate amount of all liabilities of Borrowers, determined on a consolidated basis and in accordance with GAAP.

                           "LIBOR" means for each Interest Period the rate of interest per annum as determined by Bank (rounded upward, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16th of 1%) or such other integral multiple thereof at which interest rates for LIBOR-based loans are commonly quoted to major banks in the interbank eurodollar market) at which deposits of United States Dollars in immediately available and freely transferable funds would be offered at 11:00 a.m., Chicago time, three (3) Business Days prior to the commencement of such Interest Period by the principal offshore funding office of Bank to major banks in the interbank eurodollar market upon request by such major banks for a period equal to such Interest Period and in an amount equal to the principal amount of the LIBOR Loan to be outstanding from Bank during such Interest Period. Each determination of LIBOR made by Bank in accordance with this paragraph shall be conclusive and binding on Borrowers except in the case of manifest error.

                           "LIBOR Loan" means all or a portion of a Loan bearing interest with respect to the Adjusted LIBOR Rate as specified in Paragraph 4.1(c).

                           "LIBOR Margin" means two percent (2.00%).

                           "Lien" means, with respect to any asset of Borrower, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code in effect in any jurisdiction).

                           "Loan" or "Loans" means and includes Letters of Credit issued and all Base Rate Loans, Fixed Rate Loans and LIBOR Loans made hereunder, unless the context in which such term is used shall otherwise require.

                           "Make Whole Amount" shall have the meaning assigned to such term in Paragraph 5.11 hereof.

                           "Maximum Rate" shall have the meaning assigned to such term in Paragraph 4.9 hereof.

                           "Mortgages" means those certain Deeds of Trust made by K-V in favor of Bank to be delivered subsequent to the date hereof for each of the Mortgaged Properties, as the same may be amended, restated or modified from time to time.

                           "Mortgaged Properties" means those certain parcels of real estate located at 10876-10888 Metro Court and 10850-10862 Metro Court, in the City of Maryland Heights, St. Louis County, Missouri, in which K-V has granted a first priority security interest to Bank pursuant to the Mortgage.

                           "Multiemployer  Plan" means a plan defined as such in
         Section 4001(a)(3) of ERISA to which contributions have been made by Borrower or an ERISA Affiliate.

                           "Net Worth" means, as of any date of determination thereof, the total stockholders' equity of Borrowers, all as determined on a consolidated basis and in accordance with GAAP.

                           "Notes" means the Revolving Note and the Term Note.

                           "Other Agreements" means all agreements, instruments and documents, including, without limitation, letters of credit, mortgages, deeds of trust, guaranties, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrowers and delivered to Bank including, without limitation, the Revolving Note, the Term Note, the Mortgage, the Assignment of Rents and the Environmental Indemnity Agreement.

                           "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                           "PDI" means Particle Dynamics, Inc., a New York corporation and wholly-owned Subsidiary of K-V.

                           "Permitted Debt" means (a) Debt incurred pursuant to this Agreement or the Other Agreements, (b) Debt incurred pursuant to purchase money mortgages (including, without limitation, capitalized lease obligations) not to exceed $750,000.00 at any time outstanding in the aggregate, (c) trade payables, accrued expenses and obligations not yet due and payable incurred in the ordinary course of business, and
         (d) Subordinated Debt.

                           "Permitted   Investments"   shall  have  the  meaning
         assigned to such term in Paragraph 8.3(d) hereof.

                           "Permitted Liens" shall have the meaning assigned to such term in Paragraph 8.3(a) hereof.

                           "Person" means and includes an individual, a partnership, a joint venture, a corporation (whether or not for profit), a trust, an unincorporated organization, any Governmental Authority or any other entity or organization.

                           "Plan" means, at any time, any single-employer plan, as defined in Section 4001(a)(15) and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the time in question was maintained, for employees of any Borrower or an ERISA Affiliate.

                           "Release" means any actual release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dumping, leaching, or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials in violation of any Environmental Laws), or into or out of any Facility.

                           "Representative" shall have the meaning assigned to such term in Paragraph 2.3 hereof.

                           "Reserve Percentage" means, for the purpose of computing the Adjusted LIBOR Rate, the reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments of such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Loans shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D.

                           "Revolving Credit Commitment" shall have the meaning assigned to such term in Paragraph 2.1 hereof.

                           "Revolving Credit Maturity Date" means June 18, 2000.

                           "Revolving   Credit   Termination   Date"  means  the
         earliest to occur of (i) the Revolving Credit Maturity Date or (ii) the Early Termination Date.

                           "Revolving Loan" means and includes all Loans made under the Revolving Credit Commitment, unless the context in which such term is used shall otherwise require.

                           "Revolving Note" means that certain Revolving Note of even date herewith in the original aggregate maximum principal amount of TWENTY MILLION DOLLARS ($20,000,000), as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

                           "Subordinated Debt" means, as of any date, the amount of Debt which is subordinated in right of payment to Borrowers' Liabilities on terms satisfactory to Bank in each particular case.

                           "Subsidiary" means any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the voting stock at the time of determination.

                           "Tangible Net Worth" means as of any date, Net Worth minus intangible assets (as defined in accordance with GAAP).

                           "Term  Loan   Commitment"   shall  have  the  meaning
         assigned to such term in Paragraph 2.2 hereof.

                           "Term Loan" means and includes all Loans made under the Term Loan Commitment, unless the context in which such term is used shall otherwise require.

                           "Term Loan Maturity Date" means the earlier to occur of (i) ninety (90) days after Bank has indicated in writing to K-V that it is unwilling to renew the Revolving Credit Commitment at the maturity thereof, (ii) ninety (90) days after Borrowers refinance the Revolving Loans with any other Person, and (iii) June 18, 2002.

                           "Term Loan Termination Date" means the earliest to occur of the (i) Term Loan Maturity Date or (ii) Early Termination Date.

                           "Term Note" means that certain Term Note to be delivered subsequent to the date hereof in accordance with the terms of this Agreement in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000), payable by K-V to Bank, as the same may be amended, modified or supplemented from time to time, and together with any renewals thereof or exchanges or substitutes therefor.

                           "Transaction Fee" shall have the meaning assigned to such term in Paragraph 5.12 below.

                           "Unused Portion Fee" shall have the meaning assigned to such term in Paragraph 5.10 below.

         1.2 Certain UCC and Accounting Terms. Except as otherwise defined in this Agreement or the Other Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Uniform Commercial Code as adopted by the State of Illinois. Notwithstanding the foregoing, any accounting terms used in this Agreement which are not specifically defined herein shall have the meaning customarily given to them in accordance with GAAP. All financing computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

              2. LOANS: BANK'S COMMITMENTS AND BORROWING PROCEDURES

         2.1 Revolving Credit Commitment. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make revolving credit available and Letters of Credit available to Borrowers from time to time prior to the Revolving Credit Termination Date with respect to revolving credit loans and the Letter of Credit Termination Date with respect to Letters of Credit in such aggregate amounts as Borrowers may from time to time request but in no event exceeding TWENTY MILLION DOLLARS ($20,000,000) (the "Revolving Credit Commitment"). The Revolving Credit Commitment shall be available to Borrowers by means of Revolving Loans and Letters of Credit, it being understood that Revolving Loans may be repaid and used again during the period from the date hereof to and including the Revolving Credit Termination Date, at which time the Revolving Credit Commitment shall expire.

         2.2 Term Loan Commitment. On the terms and subject to the conditions set forth in this Agreement, Bank agrees to make the Term Loan to K-V in the principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) (the "Term Loan Commitment"). Amounts borrowed in respect of the Term Loan and repaid may not be reborrowed. The Term Loan Commitment shall be used to purchase the Mortgaged Properties and for no other purpose.

         2.3 Borrowing Procedures under the Revolving Credit Commitment. Representative shall give Bank irrevocable telephonic notice, written notice or telecopied notice by no later than 11:00 a.m., Chicago time, on the date it requests Bank to make a Base Rate Loan hereunder. Representative shall give Bank irrevocable telephonic notice (which notice shall be promptly confirmed in writing) no later than 10:00 a.m., Chicago time, three (3) Business Days prior to the date that it requests Bank to make a LIBOR Loan hereunder or effect a conversion from a Base Rate Loan to a LIBOR Loan, including a reborrowing as provided in Paragraph 4.3 below. Each such notice shall be effective upon receipt by Bank and shall specify the date of the Loan (which shall be a Business Day), the amount of such Loan, whether the Loan is a Base Rate Loan or LIBOR Loan and, with respect to a LIBOR Loan, the Interest Period applicable thereto. Representative agrees that Bank may rely on any notice given by any person it reasonably believes to be an Authorized Officer of Representative without the necessity of independent investigation. Each borrowing shall be on a Business Day. Notwithstanding anything contained in this Agreement to the contrary, the Borrowers hereby appoint K-V (the "Representative") to act as their sole and exclusive representative under this Agreement for all purposes, including without limitation, to receive funds advanced hereunder, to receive notices and other communications from the Bank hereunder, to make requests for advances of funds hereunder and to amend this Agreement. The Bank shall have (i) no obligation to communicate with any Borrower other than the Representative concerning this Agreement, any note or any matter related to Borrowers' Liabilities and (ii) no responsibility with respect to the allocation among Borrowers of the funds advanced hereunder.

         2.4 Letters of Credit. (a) Subject to all of the terms and conditions of this Agreement, if requested to do so by any Borrower, Bank shall issue its, or cause to be issued, Letters of Credit for the account of such Borrower; provided that the aggregate face amount of all Letters of Credit outstanding at any time shall not exceed the availability under the Revolving Credit Commitment. No Letter of Credit may have an expiration date that is either greater than one (1) year from the date of issuance of such Letter of Credit or later than the Letter of Credit Termination Date. Any amounts paid by Bank in connection with any Letter of Credit (i) shall become part of Borrowers' Liabilities, (ii) shall be paid from the proceeds of a Revolving Loan requested pursuant to Paragraph 2.1 above, to the extent Bank is required to make a Revolving Loan pursuant to the terms hereof, and (iii) otherwise, shall be payable on demand. In no event shall Bank be required to issue or cause to be issued Letters of Credit at any time there exists an Event of Default or an event which with passage of time or giving of notice or both would mature into an Event of Default.

                   (b) K-V and any Subsidiary for whose account a Letter of Credit is issued, jointly and severally, agree to unconditionally, irrevocably and absolutely pay immediately to Bank the amount drawn under a Letter of Credit. If any Borrower at any time fails to make such payment, Borrowers shall be deemed to have elected to borrow from Bank on such date Revolving Loans equal in aggregate amount to the amount paid by Bank under such Letter of Credit.

         2.5 Borrowing Procedures Under the Term Loan Commitment. Provided that all of the conditions precedent to making the Term Loan described in Paragraph
5.5 and 6.1(B) are satisfied, K-V shall give Bank irrevocable telephonic notice (which notice shall promptly be confined in writing) no later than 10:00 a.m., Chicago time, two (2) Business Days prior to the date K-V requests Bank to make the Term Loan hereunder. K-V agrees that Bank may rely on any notice given by any person Bank reasonably believes to be an Authorized Officer of K-V, without the necessity of independent investigation.

                        3. LOANS: NOTES EVIDENCING LOANS

         3.1 Revolving Note. The Revolving Loans made by Bank under the Revolving Credit Commitment shall be evidenced by the Revolving Note substantially in the form set forth in Exhibit 3.1 dated the date hereof (or such other date prior thereto as shall be satisfactory to Bank), payable to the order of Bank in the maximum principal amount of TWENTY MILLION DOLLARS ($20,000,000). The unpaid principal amount of the Revolving Loan shall bear interest and be due and payable as provided in this Agreement and the Revolving Note. Payments to be made by Borrowers under the Revolving Note shall be made at the time, in the amounts and upon the terms set forth herein and therein.

         3.2 Term Note. The Term Loan made by Bank under the Term Loan Commitment shall be evidenced by the Term Note substantially in the form set forth in Exhibit 3.2 dated the date hereof (or such other date subsequent hereto as shall be satisfactory to Bank), payable to the order of Bank in the principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000). The unpaid principal amount of the Term Loan shall bear interest and be due and payable as provided in this Agreement and the Term Note. Payments to be made by K-V under the Term Note shall be made at the time, in the amounts and upon the terms set forth herein and therein.

         3.3 Recordation. The type, date and amount of each Loan made by Bank, the interest rate, and the date and amount of each repayment of principal received by Bank shall be recorded by Bank in its records. The aggregate unpaid principal amount so recorded shall be prima facia evidence of the principal amount owing and unpaid on the Revolving Note and the Term Note. The failure to so record any such amount or any error in so recording any such amount shall not limit or otherwise affect the obligations of Borrowers hereunder or under the Revolving Note and the Term Note to repay the principal amount of the Loans together with all interest accrued thereon.

                      4. LOANS: AMOUNTS; INTEREST; BALANCES

         4.1       Applicable Borrowing Amounts; Interest Rates; Default Rate

                   (a) Borrowers hereby promise to pay interest on the unpaid principal amount of each Revolving Loan at a rate per annum equal to the Base Rate from time to time in effect (the "Base Rate Loan") for the period commencing on the date of such Loan until such Base Rate Loan is (A) converted to a LIBOR Loan pursuant to Paragraph 4.3 hereof, or (B) paid in full. Accrued interest on the outstanding principal amount of Loans shall be payable (i) monthly in arrears on the last Business Day of each calendar month in the case of a Base Rate Loan, (ii) on the last day of the applicable Interest Period in the case of a LIBOR Loan, (iii) upon conversion of any Loan into a LIBOR Loan (such amount of accrued interest then coming due to be calculated based on the principal amount of the Loan so converted) and (iv) upon the Revolving Credit Termination Date (in the case of a Revolving Loan), which payments shall commence with the last Business Day of June, 1997 in the case of a Base Rate Loan. After the Revolving Credit Termination Date (in the case of a Revolving
Loan) or the Conversion Date (with respect to accrued interest coming due as a result of the conversion), as applicable, accrued interest on such Loans shall be payable on demand.

                   (b) K-V hereby promises to pay interest on the unpaid principal amount of the Term Loan at a rate per annum equal to the Fixed Rate for the period commencing on the date of such Loan until such Fixed Rate Loan is paid in full. Accrued interest and principal on the outstanding principal amount of the Term Loan shall be payable monthly in arrears on the last Business Day of each calendar month which payments shall commence with the last Business Day of the calendar month in which such Loan is made, with a final payment of accrued and unpaid interest due on the Term Loan Maturity Date. After the Term Loan Maturity Date, accrued interest and principal on such Loan shall be payable on demand.

                   (c) Each LIBOR Loan shall be in a minimum amount of $1,000,000 or such greater amount which is an integral multiple of $100,000 and shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such LIBOR Loan is effected by conversion or continued until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the LIBOR Margin plus the Adjusted LIBOR Rate, with such interest payable in accordance with Paragraph 4.1(a) above.

                   (d) If an Event of Default shall have occurred and be continuing hereunder, the Loans shall bear interest from the date of such Event of Default, payable on demand, at a rate per annum (the "Default Rate") equal to the sum of two percent (2%) plus the applicable interest rate from time to time in effect (computed on the basis of a 360 day year and actual days elapsed).

         4.2 Computation of Interest. Interest on each Loan shall be computed for the actual number of days elapsed on the basis of a 360-day year. The interest rate applicable to each Base Rate Loan shall change simultaneously with each change in such Base Rate. Upon conversion of less than all the aggregate principal amount of Base Rate Loans outstanding at any one time to a LIBOR Loan, interest on the remaining principal amount of Base Rate Loans shall continue to bear interest at the Base Rate.

         4.3       Conversion and Reborrowing of Loans.

                   (a) Provided that no Event of Default has occurred and is continuing, Base Rate Loans may, subject to Paragraphs 2.3 and 4.1(a) hereof, at any time be converted by any Borrower to LIBOR Loans, which LIBOR Loans shall mature and become due and payable on the last day of the Interest Period applicable thereto. Provided that no Event of Default has occurred and is continuing, Borrower shall have the right, subject to the terms and conditions of this Agreement, to reborrow through a new LIBOR Loan in whole or in part, subject to Paragraph 4.1(c), any LIBOR Loan from any current Interest Period into a subsequent Interest Period, provided that Borrower shall give Bank notice of the reborrowing of any such LIBOR Loan as provided in Paragraph 2.3 hereof.

                   (b) In the event that (i) Representative fails to give notice pursuant to Paragraph 2.3 hereof of the reborrowing of any LIBOR Loan or fails to specify the Interest Period applicable to such reborrowing or (ii) an Event of Default has occurred and is continuing at the time any such LIBOR Loan is to be reborrowed hereunder, then such LIBOR Loan shall be automatically reborrowed as a Base Rate Loan, subject to Paragraphs 4.1(d) (in the case of subpart (ii) of this Paragraph 4.3(b)) and 9.3 hereof if an Event of Default has occurred and is continuing, whichever is applicable, unless the relevant LIBOR Loan is paid in full on the last day of the then applicable Interest Period.

                   (c)   Notwithstanding   anything   contained  herein  to  the
contrary, Borrowers may not have outstanding at any one time more than four (4) LIBOR Loans.

         4.4 Change of Law. Notwithstanding any other provisions of this Agreement or the Notes, if at any time Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful or impossible for Bank to effect a conversion of a Base Rate Loan into a LIBOR Loan or to continue to maintain any LIBOR Loan, Bank shall promptly give notice thereof (together with an explanation of the reasons therefor) to Borrowers, and the obligation of Bank to effect by conversion or continue such LIBOR Loan under this Agreement shall terminate until it is no longer unlawful or impossible for Bank to effect by conversion or maintain such LIBOR Loan. Upon the receipt of such notice, Borrowers may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to Bank under this Agreement, or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to the terms and conditions of this Agreement.

         4.5 Unavailability of Deposits or Inability to Ascertain the LIBOR Rate or Adjusted LIBOR Rate. Notwithstanding any other provision of this Agreement or the Notes to the contrary, if prior to the commencement of any Interest Period Bank shall determine in good faith (i) that deposits in the amount of any LIBOR Loan scheduled to be outstanding are not available to Bank in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, then Bank shall promptly give notice thereof to Borrowers, and the obligation of Bank to effect by conversion or continue any such LIBOR Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the LIBOR rate or Adjusted LIBOR Rate, as the case may be. Upon the giving of such notice, Borrowers may elect to either (i) pay or prepay, as the case may be, the outstanding principal amount of any such LIBOR Loan, together with all interest accrued thereon and all other amounts payable to Bank under this Agreement or (ii) convert the principal amount of such affected LIBOR Loan to a Base Rate Loan available hereunder, subject to all the terms and conditions of this Agreement.

         4.6       Yield Protection, Etc.

                   (a)  Increased  Costs.  If (x)  Regulation  D of the Board of
Governors of the Federal Reserve System, or (y) the adoption of any applicable law, treaty, rule, regulation or guideline, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or its lending branch with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

                           (i) shall subject Bank, its lending branch or any Loan to any tax, duty, change, stamp tax, fee, deduction, withholding or other charge in respect of this Agreement, any Loan, the Notes or the obligation of Bank to make or maintain any Loan, or shall change the basis of taxation of payments to Bank of the principal of or interest on any Loan or any other amounts due under this Agreement in respect of any Loan or its obligation to make or maintain any Loan (except for changes in the rate of tax on the overall net income of Bank imposed by the federal, state or local jurisdiction in which Bank's principal executive office or its lending branch is located);

                           (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, Bank; or

                           (iii) shall impose on Bank any penalty with respect to the foregoing or any other condition affecting this Agreement, any Loan, the Notes or the obligation of Bank to make or maintain any Loan;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) Bank of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by Bank under this Agreement or under the Notes with respect thereto, then Bank shall notify Borrowers after it receives final notice of any of the foregoing and, within forty-five (45) days after demand by Bank (which demand shall be accompanied by a statement setting forth the basis of such demand), Borrowers shall pay directly to Bank for such additional amount or amounts as will compensate Bank for such increased cost or such reduction.

                   (b) Capital Adequacy. If, after the date hereof, either (i) the introduction of or any change in or change in the interpretation of any law or regulation or (ii) compliance by Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Bank or any corporation controlling Bank and Bank determines that the amount of such capital is increased solely by or solely based upon the existence of Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by Bank, Borrower shall immediately pay to Bank, from time to time as specified by Bank, additional amounts sufficient to compensate Bank in the light of such circumstances, to the extent that Bank reasonably determines such increase in capital to be allocable to the existence of Bank's commitment to lend hereunder.

         4.7 Funding Indemnity. In the event Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Bank to fund or maintain any LIBOR Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to Bank) as a result of:

                   (a) any payment of a LIBOR Loan on a date other than the last day of the then applicable Interest Period;

                   (b) any failure by any Borrower to effect by conversion or continue any LIBOR Loan on the date specified in the notice given pursuant to Paragraph 2.3 hereof;

                   (c) any failure by any Borrower to make any payment of principal or interest when due on any LIBOR Loan, whether at stated maturity, by acceleration or otherwise; or

                   (d) the occurrence of any Event of Default;

then, upon the demand by Bank, Borrowers shall pay to Bank such amount as will reimburse Bank for such loss, cost or expense. If Bank makes such a claim for compensation under this Paragraph 4.7, Bank shall provide to Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail.

         4.8 Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary other than Paragraph 4.7, Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if Bank had actually funded and maintained each LIBOR Loan during each Interest Period for such LIBOR Loan through the purchase of deposits in the London Interbank Market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted LIBOR Rate for such Interest Period.

         4.9 Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or the Other Agreements, Borrowers shall not be required to pay, and Bank shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the Other Agreements, then in such event: (a) the provisions of this Paragraph shall govern and control; (b) Borrowers shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Bank may have received hereunder shall be, at Bank's option, (i) applied as a credit against the outstanding principal balance of Borrowers' Liabilities or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or
(iii) any combination of the foregoing; (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been and shall be reformed and modified to reflect such reduction; and (e) Borrowers shall not have any action against Bank for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Borrowers' Liabilities is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Borrowers' Liabilities shall remain at the Maximum Rate until Bank shall have received the amount of interest which Bank would have received during such period on such Borrowers' Liabilities had the rate of interest not been limited to the Maximum Rate during such period.

         4.10 Letter of Credit Fees. As additional consideration for issuing, or causing to be issued, Letters of Credit for Borrowers at Borrowers' request pursuant to Paragraph 2.4 hereof, Borrower agrees to pay fees in respect to each Letter of Credit so issued. Said fees shall be payable on the date which such Letter of Credit is issued and (a) for "standby" Letters of Credit shall be in an amount equal to one percent (1.0%) per annum of the amount of the Letter of Credit multiplied by a fraction, the numerator of which is the number of days in the term of the applicable Letter of Credit and the denominator of which is 360, payable quarterly in advance, and (b) for "trade" or other Letters of Credit, in accordance with Bank's published fee schedule then in effect. In the event a Letter of Credit is renewed or extended, a fee calculated in the manner provided above shall be payable for any such renewal or extended period. Further, Borrowers shall pay and/or reimburse Bank for all fees and charges paid by Bank on account of any Letter of Credit, and Borrowers shall pay to Bank its usual and customary charges in respect to the issuance, or renewal, of Letters of Credit.

                             5. LOANS: GENERAL TERMS

         5.1 Payments to Bank. That portion of Borrowers' Liabilities consisting of: (a) principal payable on account of the Loans made by Bank to Borrowers pursuant to this Agreement shall be payable by Borrowers to Bank (i) as provided in the Revolving Note or any Letter of Credit in respect of the Revolving Loans and (ii) as provided in the Term Note in respect of the Term Loan; (b) costs, fees and expenses payable pursuant to this Agreement shall be payable by Borrowers to Bank on demand (except the Unused Portion Fee which shall be payable as described in Paragraph 5.10 below); (c) interest payable pursuant to this Agreement shall be payable by Borrowers to Bank as provided in Paragraph 4.1; and (d) the balance of Borrowers' Liabilities, if any, shall be payable by Borrowers to Bank as and when provided in this Agreement.

         5.2 Automatic Debit. In order to cause timely payment to be made to Bank, for the account of Bank, of all Borrowers' Liabilities as and when due, Borrowers hereby authorize and direct Bank, at Bank's option, to debit the amount of such Borrowers' Liabilities to any ordinary deposit account of Borrowers (including, without limitation, by increasing the principal balance due under the Revolving Loan).

         5.3 Application of Payment. Each Borrower shall, at the time of making each payment under this Agreement or any Note (whether by account debit or otherwise), specify to Bank the Loan or other amounts payable by Borrowers hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, Bank may distribute such payment in such manner as Bank may determine to be appropriate.

         5.4       Reserved.

         5.5 Conditions Precedent Events. Each Loan made by Bank to Borrowers at the request of Borrowers pursuant to this Agreement or the Other Agreements shall in any event be subject to the following conditions precedent: (a) there shall not then exist an Event of Default (as hereinafter defined) or any event or condition which with notice, lapse of time and/or the making of such Loan would constitute an Event of Default; (b) the representations, warranties and covenants of each Borrower contained in this Agreement shall be true and correct as of the date of such Loan except for those made as of a particular date with the same effect as though made on such date; (c) all of the covenants and agreements of each Borrower in this Agreement, and all of the requirements of this Agreement with respect to such Loan, shall have been complied with; and (d) there shall not have occurred, since the date of this Agreement, any material adverse change in the financial condition, results of operations or business of any Borrower. Each borrowing by any Borrower hereunder shall be deemed a representation and warranty by such Borrower that the foregoing conditions have been fulfilled as of the date of such borrowing. Bank shall have received upon request a certificate signed by an Authorized Officer of such Borrower dated the date of such requested Loan certifying satisfaction of the conditions specified in clauses (a)-(d) of this Paragraph 5.5.

         5.6 Offset. Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim Bank may otherwise have, Bank shall be entitled, at its option, to offset balances held by it for account of such Borrower at any of its offices, in United States Dollars or in any other currency, against any principal of or interest on any of its Loans, or any other amount payable to Bank hereunder, which is not paid when due (regardless of whether such balances are then due to such Borrower).

         5.7 Credit Termination Date; Continuance of Obligations, Etc. This Agreement, Bank's obligation to loan monies to Borrowers, and each Borrower's ability to borrow monies from Bank shall be in effect until the Revolving Credit Termination Date or Term Loan Termination Date, as applicable. Notwithstanding the foregoing and until such date when Borrowers' Liabilities shall be paid in full, each Borrower's obligations hereunder and under the Other Agreements shall continue, interest shall continue to be paid in accordance with the foregoing and Bank shall retain all of its rights and remedies under this Agreement.

         5.8 Loan Evidence. Loans made by Bank to Borrowers pursuant to this Agreement may or may not (at Bank's sole and absolute discretion) be evidenced by notes or other instruments issued or made by Borrowers to Bank. Where such loans are not so evidenced, such loans shall be evidenced solely by entries upon the ledgers, books, records and/or computer records of Bank maintained for that purpose, which entries shall be rebuttably presumptive evidence of such loans in the absence of manifest error.

         5.9 Over-Advances. If, at any time and for any reason, the aggregate amount of Borrowers' Liabilities outstanding hereunder in respect of the Revolving Loans exceeds the Revolving Credit Commitment (an "Over-Advance"), then Borrowers shall immediately pay to Bank, in cash, the amount of such Over-Advance. If such Over-Advance remains outstanding for more than three (3) Business Days until such Over-Advance is so repaid to Bank, the amount of such Over-Advance shall bear interest at the applicable Default Rate.

         5.10 Unused Portion Fee. To compensate Bank for the cost of reserving funds to be made available to Borrowers under this Agreement, Borrowers shall pay to Bank, on the last day of each calendar quarter an unused revolving line fee (the "Unused Portion Fee") equal to the sum of the daily amounts by which the maximum aggregate principal amount of the Revolving Credit Commitment exceeds the actual principal amount of Revolving Loans made hereunder. The Unused Portion Fee is calculated for each applicable day of such quarter in an amount equal to the excess of the maximum aggregate principal amount of the Revolving Credit Commitment over the principal amount of all outstanding advances under the Revolving Loans on such day, multiplied by one-eighth of one percent (1/8%) and divided by three hundred sixty (360). All fees and charges imposed on Borrowers pursuant to this Agreement including, without limitation, the Unused Portion Fee accrued through the date of termination, shall be nonrefundable to Borrowers, notwithstanding any prepayment and termination by Borrowers of this Agreement.

         5.11 Prepayment. (a) Term Loan Prepayment. K-V may, from time to time, prepay the Loan evidenced by the Term Note in whole or in part and the same shall pay, subject to Section 5.7 hereof, the Make-Whole Amount (as defined below) plus a prepayment fee equal to (i) two percent (2%) of the unpaid principal balance of the Term Loan prior to the first (1st) anniversary of the Closing Date, and (ii) one percent (1%) of the unpaid principal balance of the Term Loan prior to the second (2nd) anniversary of the Closing Date; provided, however, that, prior to the occurrence of an Event of Default, such prepayment fee shall not be due and payable upon prepayment under circumstances where Bank has been requested by Borrowers to renew the Revolving Credit Commitment at the expiration or maturity thereof and either (a) Bank has refused to do so or (b) Bank has offered such renewal upon terms materially different and adverse to Borrowers. For the purposes hereof, the "Make- Whole Amount" shall be the amount calculated as follows:

                           (i) There shall first be  determined,  as of the date
fixed for prepayment (the "Prepayment Date"), the amount, if any, by which (A) the Fixed Rate exceeds (B) the yield to maturity percentage for the United States Treasury Note maturing June, 2002 (the "Treasury Note") as published in

The Wall Street Journal on the fifth business day preceding the Prepayment Date plus Two Hundred and Twenty-Five basis points (2.25%) (the "Current Yield"). If
(A) publication of The Wall Street Journal is discontinued, or (B) publication of the Treasury Note in The Wall Street Journal is discontinued, Bank, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Current Yield;

                           (ii) The difference calculated pursuant to clause (i)
above shall be multiplied by the outstanding principal balance hereof as of Prepayment Date;

                           (iii) The product calculated  pursuant to clause (ii)
above shall be multiplied by the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing (A) the number of days from and including the Prepayment Date to and including the Maturity Date, by (B) 365; and

                           (iv) The sum  calculated  pursuant  to  clause  (iii)
above shall be discounted at the annual rate of the Current Yield to the present value thereof as of the Prepayment Date, on the assumption that said sum would be received in equal monthly installments on each monthly anniversary of the Prepayment Date prior to the Maturity Date, with the final such installment to be deemed received on the Maturity Date; provided that Borrowers shall not be entitled in any event to a credit against, or a reduction of, the Debt being prepaid if the Current Yield exceeds the Fixed Rate or for any other reason.

                   (b) Revolving Loan Prepayment. The Revolving Loan may be prepaid in full, and the Revolving Credit Commitment extinguished, if and only if the Term Loan has been paid in full in accordance with Paragraph 5.11(a) above.

         5.12 Transaction Fee. On or prior to the Closing Date, Borrowers shall pay an aggregate fee of $85,000, comprised of a fee of $50,000 in respect of the Revolving Loan and $35,000 in respect of the Term Loan (the "Transaction Fee") to Bank, of which $25,000 in respect of the Revolving Loan has been previously paid by K-V.

                         6. LOANS: CONDITIONS TO LENDING

         6.1 Initial Loan Conditions Precedent. In addition to those conditions set forth in Paragraph 5.5 above with respect to all Loans and advances hereunder, prior to or contemporaneously with the making of the initial advance of funds, Bank's obligation to make any Loan is subject to the satisfaction of the following conditions precedent:

                   (a) Fees and Expenses. Borrowers shall have paid all fees owed to Bank and reimbursed Bank for all expenses due and payable hereunder on or before the date hereof including, but not limited to, counsel fees provided for in Paragraph 10.12 hereof and the Transaction Fee provided for in Paragraph
5.12 hereof.

                   (b) Documents. (A) Bank shall have received the following documents with respect to the closing of the Revolving Loan on the Closing Date, in form and substance satisfactory to Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied (with the exception of transactions and conditions associated with the closing of the Term Loan, which will close at a later date as provided in Subparagraph (B) below):

                           (i) Related Documents. Copies of this Agreement as required by Bank and one copy of the Revolving Note payable to Bank conforming to the requirements hereof duly executed by each Borrower, as applicable.

                           (ii) Legal Opinion. The Revolving Loan legal opinion of Borrowers' counsel.

                           (iii) Officer's Certificate. A certificate executed by an Authorized Officer of each Borrower stating that (A) no default or Event of Default has occurred and is continuing, (B) no material adverse change in the financial condition or operations of the business of any Borrower has occurred since December 31, 1996, (C) the representations, warranties and covenants of each Borrower contained herein are true and correct, and (D) each condition precedent of each Borrower to the consummation of the Loans contemplated hereby has been met or satisfied.

                           (iv)  Insurance  Policies.   Certificates  from  each
         Borrower's insurance carriers evidencing that all insurance policies and coverage required by Paragraph 8.2(h) below is in effect.

                           (v) Certificate of Incorporation and Bylaws. A copy of each Borrower's Articles or Certificate of Incorporation, and all amendments, certified by the Secretary of State of the applicable jurisdiction of incorporation and a copy of each of Borrower's Bylaws certified by an Authorized Officer.

                           (vi) Good Standing Certificate. A Good Standing Certificate for each Borrower from the applicable jurisdiction of incorporation and each state in which each Borrower is required to be qualified to transact business as a foreign corporation.

                           (vii) Board Resolutions. Certified copies of resolutions of the Board of Directors of each Borrower authorizing the execution and delivery of and the consummation of the transactions contemplated by this Agreement and the Other Agreements and all other documents or instruments to be executed and delivered in conjunction herewith and therewith on behalf of each Borrower.

                           (viii) Incumbency Certificates. A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names of the officer or officers of each Borrower authorized to sign this Agreement and the Other Agreements on behalf of each Borrower together with a sample of the true signature of each such officer.

                           (ix) Pay-Off Letter. Pay-off letter with respect to all Debt of Borrower previously owed to Foothill Capital Corporation and a Form UCC-3 Termination Statement with respect to Liens granted in favor of such lender.

                           (x) Lender's Loss Payable Endorsement. A Lender's Loss Payable Endorsement in favor of Bank for each insurance policy of each Borrower naming Bank as loss payee and additional insured.

                           (xi) Other Documents. Such other documents as Bank may reasonably request.

                   (B) Bank shall have received the following documents on or before June 30, 1997 with respect to the closing of the Term Loan, in form and substance satisfactory to Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

                           (i) Mortgages. A Deed of Trust duly executed by K-V in favor of Bank for each Mortgaged Property.

                           (ii) Assignment of Rents. An Assignment of Rents and Leases duly executed by K-V in favor of Bank for each Mortgaged Property.

                           (iii)   Environmental    Indemnity   Agreement.    An
         Environmental Indemnity Agreement duly executed by K-V in favor of Bank.

                           (iv) Collateral Assignments of Leases. Collateral Assignments of leasehold interests and leases from each lessee under the Lease of each Mortgaged Property;

                           (v) Estoppel Letters and Leases. A fully executed original copy by each lessor and lessee under the Leases of an estoppel letter, and a true and correct copy of each Lease of Borrower related to each Mortgaged Property.

                           (vi) Title Policy. A loan policy for each Mortgaged Property issued by a title insurance company acceptable to Bank in the amount of $3,500,000, which policies shall be in form and substance acceptable to Bank.

                           (vii) Form UCC-1 and Form UCC-2 Financing Statements for each Mortgaged Property to be filed with the Secretary of State of Missouri and the Recorder of Deeds of St. Louis County, Missouri.

                           (viii)   Survey.   ALTA  Survey  for  each  Mortgaged
         Property in form and substance acceptable to Bank.

                           (ix) Appraisal and Environmental Report. Appraisal and Phase I Environmental Assessment covering each Mortgaged Property, satisfactory in each case to Bank.

                           (x) ALTA Statement. An ALTA Statement acceptable to Chicago Title Insurance Company ("Title Company") duly executed by K-V.

                           (xi) Purchase Contract. Purchase contract for the purchase of each of the Mortgaged Properties, together with evidence of transfer of each Mortgaged Property to K-V.

                           (xii) Environmental Reports. Environmental Reports for each of the Mortgaged Properties.

                           (xiii) Gap-Personal Undertaking. A statement by K-V that, among other things, it shall be liable to Title Company and Bank for any liens or other title defects placed on the Mortgaged Properties between the date of the title commitment issued by Title Company and the date of the recording of the Mortgages.

                           (xiv) Officer's Certificate. A certificate executed by an Authorized Officer of K-V stating that (A) no default or Event of Default has occurred and is continuing, (B) no material adverse change in the financial condition or operations of the business of K-V has occurred since December 31, 1996, (C) the representations, warranties and covenants of K-V contained herein are true and correct, and (D) each condition precedent of K-V to the consummation of the Term Loan contemplated hereby has been met or satisfied.

                           (xv) Good Standing Certificate. A Good Standing Certificate for K-V from the Secretary of State of Delaware and each state in which K-V is required to be qualified to transact business as a foreign corporation.

                           (xiv) Other Documents. Such other documents as Bank may reasonably request.

                   7. COLLATERAL FOR TERM LOAN: GENERAL TERMS

         7.1 Grant of Security Interest. To secure the prompt payment of Borrowers' Liabilities in respect of the Term Loan and the prompt, full and faithful performance by K-V of all of the provisions to be kept, observed or performed by K-V under the Term Loan, K-V does hereby pledge, assign, transfer and deliver to Bank, for the benefit of Bank, and grant to Bank, for the benefit of Bank, a security interest in and to and a first mortgage on each parcel of Mortgaged Property pursuant to the Mortgage and Assignment of Rents. (All of the foregoing personal property and real property securing Borrowers' Liabilities in respect of the Term Loan hereunder, in addition to all rents and proceeds thereof including, without limitation, proceeds of insurance policies insuring the same, is hereinafter sometimes individually and sometimes collectively referred to as "Collateral"). K-V shall make appropriate entries upon its financial statements and books and records disclosing Bank's security interest in the Collateral.

         7.2 Perfection of Security Interests. K-V shall execute and/or deliver to Bank, at any time and from time to time hereafter at the request of Bank, all agreements, instruments, financing statements, documents and other written matter (sometimes hereinafter individually and collectively referred to as "Supplemental Documentation") that Bank reasonably may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and to consummate the transactions contemplated in or by this Agreement and the Other Agreements. After an Event of Default, K-V, irrevocably, hereby makes, constitutes and appoints Bank (and all Persons designated by Bank for that purpose) as K-V's true and lawful attorney and agent-in-fact to sign the name of K-V on the Supplemental Documentation and to deliver the Supplemental Documentation to such Persons as Bank may reasonably elect. K-V agrees that a carbon, photographic or photostatic copy or other reproduction of this Agreement or of any financing statement shall be sufficient as a financing statement.

         7.3 Inspection of Collateral. Bank (by any of its officers, employees and/or agents) shall have the right to inspect the Collateral and all related records (and the premises upon which it is located) and to verify the amount and condition of or any other matter relating to the Collateral. After an Event of Default, all costs, fees and expenses incurred by Bank, or for which Bank has become obligated, in connection with such inspection and/or verification shall constitute part of Borrowers' Liabilities, payable by each Borrower to Bank on demand. Notwithstanding any other provision hereof, the provisions of this Paragraph 7.3 shall govern and control with respect to matters concerning inspection and verification of the Collateral.

         7.4 First Lien and Location of Collateral. K-V warrants and represents to and covenants with Bank that: (a) as of the Closing Date, Bank's security interest in the Collateral is and at all times hereafter shall be perfected and have a first priority; (b) the offices and/or locations where K-V keeps the Collateral consisting of personal property, and the books and records concerning the Collateral, consisting of books and records with respect to both real and personal property, are at the locations specified on Exhibit 7.4 and K-V shall not remove such books and records and/or the Collateral therefrom and shall not keep any of such books and records and/or the Collateral at any other office or location without the prior written consent of Bank; and (c) the addresses specified on Exhibit 7.4 include and designate K-V's executive offices, chief place of business and other offices and places of business and are K-V's sole offices and places of businesses. K-V, by written notice delivered to Bank at least thirty (30) days prior thereto, shall advise Bank of K-V's opening of any new office or place of business or its closing of any existing office or place of business and any new office or place of business shall be within the continental United States of America. There are no liens on the Collateral other than the lien of Bank pursuant hereto.

         7.5 Constructive Trust. Borrowers shall receive, as the sole and exclusive property of Bank, and as trustee for Bank, all monies, checks, notes, drafts and all other payment for and/or proceeds of Collateral which come into the possession or under the control of Borrowers (or any of its partners, officers, employees, agents or those Persons acting for or in concert with Borrowers) and immediately upon receipt thereof, Borrowers shall remit the same (or cause the same to be remitted), in kind, to Bank at the address described herein.

         7.6 Application of Proceeds of Collateral. Bank, at any time or times in its sole and absolute discretion, may take control of, in any manner, and may endorse any Borrower's name, as appropriate, to any of the items of payment or proceeds described in Paragraph 7.5 above and, pursuant to the provisions of this Agreement, Bank may, in its sole and absolute discretion, apply the same to and on account of Borrowers' Liabilities in respect of the Term Loan. For the purposes of this Paragraph, each Borrower, irrevocably, hereby makes, constitutes and appoints Bank (and all persons designated by Bank for that purpose) as each Borrower's true and lawful attorney and agent-in-fact with power, without notice to any Borrower, to take any such actions.

         7.7 Third Party Collateral Claims. Bank, in its sole and absolute discretion, without waiving or releasing any Event of Default or obligation, liability, or duty of any Borrower under this Agreement or the Other Agreements, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, lien, encumbrance, or claim asserted by any Person against the Collateral. All sums paid by Bank in respect thereof and all costs, fees and expenses, including reasonable attorney's fees, court costs, expenses and other charges relating thereto that are incurred by Bank on account thereof shall be part of Borrowers' Liabilities payable by Borrower to Bank on demand.

         7.8       Reserved.

         7.9 No Custom or Waiver. No authorization given by Bank pursuant to this Agreement or the Other Agreements to sell any specified portion of Collateral or any items thereof, and no waiver by Bank in connection therewith shall establish a custom or constitute a waiver of the limitation contained in this Agreement against such sales, with respect to any portion of the Collateral or any item thereof not covered by said authorization.

                  8. REPRESENTATIONS AND WARRANTIES; COVENANTS;
                     INDEMNIFICATION; CONTINUING OBLIGATION

         8.1 Representations and Warranties of Borrower. Each Borrower hereby represents and warrants to Bank as of the date hereof and with respect to subsections (a) through (d) and subsections (f) through (y) below, the date of disbursement of each Loan or advance hereunder, as follows:

                   (a) Corporate Existence and Authority. Each of K-V, PDI and ETHEX are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, New York and Missouri, respectively, and each is duly qualified to do business and is in good standing under the laws of each state in which the ownership of its properties and the nature and extent of the activities transacted by it makes such qualification necessary except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on its performance, business, assets, liabilities, operations, properties, financial condition or prospects. Each Borrower has the requisite corporate power and authority to conduct its activities as presently conducted, to own its properties and to perform its obligations under this Agreement.

                   (b) Authorization; No Conflict. The execution, delivery and performance by each Borrower of this Agreement and the Other Agreements to which each is a party are within each Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) any Borrower's Certificate or Articles of Incorporation or Bylaws or (ii) any law or any contractual restriction binding on or affecting each of K-V, PDI and ETHEX or their respective properties, and do not result in or require the creation of any Lien (except as may be created under this Agreement or the Other Agreements) upon or with respect to any of its properties.

                   (c) No Approval. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each Borrower of this Agreement or any Other Agreement to which each Borrower is a party.

                   (d) Validity and Binding Nature. This Agreement is, and the Other Agreements to which each Borrower is a party when delivered hereunder will be, legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency, rehabilitation or moratorium laws or general principles of equity.

                   (e) Financial Statements and Condition. The balance sheet (including the notes thereto) of K-V and its Subsidiaries on a consolidated basis as at March 31, 1997, and the related statements of operations and stockholders' equity and statements of cash flows of K-V and its consolidated Subsidiaries for the fiscal year then ended, have been audited by BDO Seidman, LLP and are complete and correct, in accordance with GAAP, and fairly present the financial condition of K-V and its Subsidiaries on a consolidated basis as at such date and the results of the operations of Borrower for the period ended on such date and since March 31, 1997, there has been no material adverse change in any Borrower's financial condition, business, properties or operations. The interim balance sheet (including the notes thereto) of K- V and its Subsidiaries on a consolidated basis as at April 30, 1997, and the related statements of operations and stockholders' equity and statements of cash flows for the period then ended, are complete and correct and fairly present the financial condition of K-V and its Subsidiaries on a consolidated basis at such date, in accordance with GAAP (subject to normal year-end audit adjustments and except as specified in the notes thereto). No Borrower has on the date hereof, nor will have on the date of any Loan or advance made by Bank hereunder, any material contingent obligations, long-term leases or material forward or long-term commitments, which are required to be reflected in the foregoing statements (and the related notes thereto) and are not so reflected.

                   (f) Litigation. There is no pending or, to the best knowledge of each Borrower, threatened action, suit, inquiry, investigation, or proceeding affecting, directly or indirectly, any Borrower before any court, governmental agency or arbitrator, which, in any case, (i) is reasonably likely to materially and adversely affect the financial condition or operations of any Borrower, (ii) seeks to restrain or would otherwise have a material adverse effect on the transactions contemplated herein, or (iii) would affect the validity or enforceability of this Agreement or the Other Agreements.

                   (g) Securities Transaction. No proceeds of any Loan or advance made by Bank to any Borrower hereunder will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                   (h) Regulation U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan or advance made by Bank to any Borrower hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                   (i) ERISA Termination Event and Funding. No ERISA Termination Event has occurred with respect to any Plan and all Plans, to the extent governed by ERISA, meet the minimum funding standards of Section 302 of ERISA.

                   (j) Withdrawal Liability and Reportable Events. No Borrower or any ERISA Affiliate has incurred, or expects to incur, any withdrawal liability under Section 4201 of ERISA to any Multiemployer Plan. No Reportable Event (as defined in ERISA Section 4043, other than a Reportable Event not subject to the 30-day reporting requirement to the PBGC under applicable regulations) has occurred with respect to any Plan.

                   (k) Taxes. Each Borrower has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes that a Borrower is contesting in good faith by appropriate legal proceedings and as to which proper reserves therefor have been established on the books of each Borrower.

                   (l) Liens. There are no Liens upon or with respect to any of the properties of any Borrower or the Collateral or any right to receive revenues of any Borrower or the Collateral other than Permitted Liens.

                   (m) Conflicts. No Borrower or any Subsidiary thereof is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument (including corporate charters) which is likely to have a material adverse effect on the ability of any Borrower to perform its obligations under this Agreement or the Other Agreements or which would restrict or otherwise limit the incurring of the Debt represented by this Agreement and the Other Agreements.

                   (n) Environmental Matters. Except as disclosed on Exhibit 8.1(n) hereto,

                           (i) the operations of each Borrower and each Subsidiary, (including, without limitation, all operations and conditions at or in the Facilities) and the Mortgaged Properties comply with all Environmental Laws;

                           (ii) Each Borrower and each Subsidiary have obtained or have timely applied for all Governmental Authorizations under Environmental Laws necessary to their respective operations, if any, and all such Governmental Authorizations as have been obtained are in good standing, and each Borrower and each Subsidiary is in compliance with all terms and conditions of such Governmental Authorizations;

                           (iii) No Borrower nor any Subsidiary has received from any Person (A) any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (B) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9604) or comparable state laws, and none of the operations of any Borrower or any Subsidiary is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Materials at any Facility, the Mortgaged Properties or at any other location;

                           (iv) no operations of any Borrower or any  Subsidiary
         are subject to any investigation or judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws;

                           (v) no Borrower nor any Subsidiary or any of their respective Facilities or operations or the Mortgaged Properties are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any Environmental Laws or (b) any Environmental Claims;

                           (vi)  no  Borrower   nor  any   Subsidiary   has  any
         contingent liability in connection with any Release or threatened Release of any Hazardous Materials;

                           (vii) no Borrower nor any Subsidiary or any of their respective predecessors has filed any notice under any Environmental Law indicating past or present treatment, storage, disposal or Release of Hazardous Materials at any Facility or the Mortgaged Properties except in accordance with Environmental Laws, and no Borrower's nor any Subsidiary's operations involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                           (viii) no Hazardous Material exists on, under or about any Facility or the Mortgaged Properties in a manner that is reasonably likely to give rise to an Environmental Claim no Borrower nor any Subsidiary has filed any notice or report of a Release of any Hazardous Materials that is reasonably likely to give rise to an Environmental Claim;

                           (ix) no Borrower nor any Subsidiary or any of their respective predecessors has disposed of any Hazardous Materials in a manner that is reasonably likely to give rise to an Environmental Claim;

                           (x)  no   underground   storage   tanks  or   surface
         impoundments are on or at any Facility or the Mortgaged Properties; and

                           (xi) no lien in favor of any Person for (a) any liability under any Environmental Laws or (b) damages arising from or costs incurred by such Person in response to a Release or threatened Release has been filed or has been attached to any Facility or the Mortgaged Properties.

                   (o) Investment Company Act. No Borrower nor any Subsidiary is an "investment company" or a company "controlled by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                   (p) Compliance with Laws. Each Borrower is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities binding upon or affecting the business, operation or assets of each Borrower including, without limitation, zoning or other ordinances relating to permissive non-conforming uses of property, except where the failure to be in compliance could not reasonably be expected to have a material adverse effect on the business, financial condition or operations of each Borrower.

                   (q) Other Agreements. Each Borrower makes each of the representations and warranties of Borrower contained in the Other Agreements to which each Borrower is a party operative and applicable for the benefit of Bank as if the same were set forth at length herein.

                   (r) Subsidiaries. Except as disclosed on Exhibit 8.1(r), no Borrower has any Subsidiaries.

                   (s) Labor. Except as disclosed on Exhibit 8.1(s), none of the employees of any Borrower is subject to any collective bargaining agreement, and there are no strikes, work stoppages, election or decertification petitions or proceedings pending or, to any Borrower's knowledge, threatened involving any Borrower and any of its employees and no Borrower has received notice of unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workmen's compensation proceedings or other material labor or employee-related controversies pending or threatened involving any Borrower and any of its employees, except for any of of foregoing which would not in the aggregate have a material adverse effect on the financial condition, results of operations or business of any Borrower.

                   (t) Solvency. Each Borrower has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is solvent and able to pay its debts as they mature, and each Borrower owns property the fair saleable value of which is greater than the amount required to pay each Borrower's Debt. No transfer of property is being made and no Debt is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of any Borrower or any Affiliate.

                   (u) Title. Each Borrower has good and merchantable title to and ownership of its assets, free and clear of all Liens, claims, security interests and other encumbrances except for Permitted Liens.

                   (v) Credit Agreements. Exhibit 8.1(v) hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, guarantee or other arrangement providing for or otherwise relating to any Debt or any extension of credit (or commitment for any extension of credit) to, or guarantee by, each Borrower (other than this Agreement) in each case involving, in the aggregate, more than $250,000, and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in such exhibit.

                   (w) Debt. As of the date of this Agreement, no Borrower has any Debt except for the Permitted Debt or Debt otherwise permitted by this Agreement.

                   (x) Insurance. Each Borrower is adequately insured under its policies of insurance currently in effect, no notice of cancellation has been received with respect to such policies and each Borrower is in material compliance with all conditions contained in such policies.

                   (y) Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of each Borrower to Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby (excluding projections referred to below in this Paragraph and factual information superseded or replaced prior to the date hereof) is, and all other factual information (taken as a whole) hereafter furnished by or on behalf of each Borrower to Bank will be true and accurate in every material respect on the date as of which such information is dated or certified, and no Borrower has omitted and nor will omit any material fact necessary to prevent such information from being false or misleading.

         8.2 Affirmative Covenants. At all times prior to the later of the Term Loan Termination Date or the Revolving Credit Termination Date and thereafter for so long as any amounts are due or owing to Bank hereunder, each Borrower hereby covenants that it will, unless Bank otherwise consents in writing:

                   (a) Existence, Etc. Do or cause to be done all things necessary to preserve and maintain each Borrower's corporate existence in good standing.

                   (b) Compliance with Laws, Etc. Comply with all applicable present and future laws, rules, ordinances, regulations and orders including, without limitation, laws, rules, ordinances, regulations and orders regarding the operation and maintenance of each Borrower's business.

                   (c) Payment of Taxes and Other Claims. Pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material Charges levied or imposed upon any Borrower or upon the income, profits or property of any Borrower, provided, however, that Borrowers shall not be required to pay or discharge or cause to be paid or discharged any such Charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings to the extent adequate reserves have been established on the books of Borrowers.

                   (d) Reporting Requirements. Maintain a system of accounting in accordance with GAAP consistently applied and shall furnish to Bank:

                           (i) as soon as possible  and in any event  within ten
         (10) days after the occurrence of an Event of Default or any event which, with the giving of notice, lapse of time, or both, would constitute an Event of Default, the statement of an Authorized Officer setting forth details of such Event of Default or event and the action which Borrowers have taken or propose to take to cure the same;

                           (ii) as soon as available, copies of the periodic Form 10-Q quarterly report or comparable successor report filed by K-V with the Securities and Exchange Commission or any successor agency; provided, that if such report is not made available within forty-five
         (45) days after the end of each of the first three quarterly accounting periods in each fiscal year of K-V beginning with the quarter ending June 30, 1997, K-V shall immediately deliver to Bank an internally-prepared balance sheet of K-V and its Subsidiaries on a consolidated basis as at the end of such quarter and the related statements of operations and statements of cash flows of K-V and its Subsidiaries on a consolidated basis for such quarter and for the portion of the fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation, in accordance with GAAP (other than footnotes thereto), by an Authorized Officer or Controller (if such Controller is a corporate officer) of K-V;

                           (iii) as soon as available, copies of the Form 10-K Annual Report or comparable successor report filed by K-V with the Securities and Exchange Commission or any successor agency; provided, that if such report is not made available within ninety (90) days after the close of each fiscal year of K-V, K-V shall immediately deliver to Bank a balance sheet and the related consolidated statements of operations and stockholders' equity and statements of cash flows of Borrower and its Subsidiaries on a consolidated basis as of the end of such fiscal year, fairly and accurately presenting the financial condition of K-V and its Subsidiaries on a consolidated basis as at such date and the results of operations of Borrower and its Subsidiaries for such fiscal year and setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and audited by BDO Seidman, LLP or such other independent certified public accountants acceptable to Bank (the "Accountants");

                           (iv) Together with each delivery of the Annual Reports or financial statements required by subsection (v) above, K-V shall deliver to Bank a certificate executed by the President or Chief Financial Officer of each Borrower stating whether any Event of Default, or event which, with the passage of time or giving of notice or both, would constitute such an Event of Default, currently exists and is continuing and what activities, if any, Borrowers are taking or proposing to take with respect thereto;

                           (v) concurrently with the delivery of the reports and/or financial statements referred to in Sub-paragraphs (ii) and
         (iii), a compliance certificate duly completed and executed by both the Chairman of the Board or President and the Chief Financial Officer of each Borrower (a) stating that Borrower has observed and performed all of its covenants and other agreements and satisfied every condition, contained in this Agreement, the Term Note, the Revolving Note and all Other Agreements to which Borrower is a party to be observed, performed or satisfied by it and that such officer has no knowledge of any Event of Default except as specified in such certificate, (b) stating that, to the best of such officer's knowledge, all such financial statements are complete and correct in all respects and have been prepared in accordance with GAAP consistently applied throughout the periods reflected therein, and (c) showing calculations of compliance with the financial covenants set forth in Paragraph 8.2(g) below;

                           (vi) promptly upon receipt and, in any event, within fifteen (15) days after receipt thereof, copies of all auditors' letters to management and management's response thereto pertaining to the balance sheet and related financial statements of K-V and its Subsidiaries;

                           (vii) (A) as soon as possible and in any event (i) within thirty (30) days after any Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Termination Event described in clause (i) of the definition of ERISA Termination Event with respect to any Plan has occurred and (ii) within ten (10) days after any Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer (or designee) of such Borrower describing such ERISA Termination Event and the action, if any, which Borrower, or any such ERISA Affiliate proposes to take with respect thereto;

                                    (B) promptly and in any event within fifteen
         (15) Business Days after receipt thereof by any Borrower or any ERISA Affiliate from the PBGC, copies of each notice received of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

                                    (C) promptly and in any event within fifteen
         (15) Business Days after receipt thereof by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received concerning the imposition or amount of withdrawal liability which has been assessed pursuant to Section 4202 of ERISA;

                           (viii) within fifteen (15) Business Days after notice to any Borrower of the commencement thereof, notice, in writing, of any action, suit, arbitration or other proceeding instituted, commenced or threatened against or affecting any Borrower with an amount in controversy in excess of $750,000;

                           (ix) at Bank's request, each Borrower's federal, state and local tax returns as soon as said returns are completed in the form said returns will be filed with the Internal Revenue Service and any state or local department of revenue or taxing authority;

                           (x) promptly upon their becoming available, copies of
         (A) all registration statements and regular periodic reports which K-V shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange and (B) all financial statements, reports and proxy statements so mailed; and

                           (xi) such other information respecting the condition or operations, financial or otherwise, of any Borrower or any Affiliate as Bank may from time to time reasonably request.

                   (e) Visitation Rights. At least once annually, at any time or times during the regular business hours of Borrowers, permit Bank or any agents or representatives thereof to perform a field audit with respect to the records and books of account of and visit and inspect the properties and assets of each Borrower, and to discuss the affairs and finances and the Mortgaged Properties of Borrowers with each Borrower's officers or directors.

                   (f)     Environmental Disclosure and Inspection.

                           (i) Exercise due diligence in order to comply with all Environmental Laws.

                           (ii) Permit Bank, from time to time and in their sole and absolute discretion, to retain, at Bank's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for any Borrower and at reasonable times and subject to reasonable conditions to conduct their own investigation at Bank's expense of any Facility currently owned, leased, operated or used by Borrowers or any Subsidiary, and each Borrower agrees to use its respective best efforts to obtain permission for Bank's professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by Borrowers or any Subsidiary. Borrowers hereby grant to Bank, its agents, employees, consultants, and contractors the right to enter into or on to, at reasonable times, the Facilities currently owned, leased, operated or used by Borrowers or any Subsidiary to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation.

                           (iii) Promptly advise Bank in writing and in reasonable detail upon obtaining knowledge of (i) any Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to Environmental Claims or any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Borrowers or any other person in response to (1) any Hazardous Material on, under or about any Facility, the existence of which is reasonably likely to give rise to an Environmental Claim, or (2) any Environmental Claim that could have a material adverse effect on Borrowers or any Subsidiary,
         (iv) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use there of under any Environmental Laws, and (v) any request for information from any governmental agency indicating that such agency has initiated an investigation as to whether Borrower or any Subsidiary may be potentially responsible for a Release or threatened Release of Hazardous Materials.

                           (iv) Promptly notify Bank of (i) any acquisition of stock, assets, or property by any Borrower or any Subsidiary that reasonably could be expected to expose such Borrower to, or result in, Environmental Claims that could have a material adverse effect or that could be expected to have a material adverse effect on any Governmental Authorization then held by any Borrower or any Subsidiary, and (ii) any proposed action outside of the normal course of business to be taken by any Borrower or any Subsidiary to commence industrial or other operations that could subject any Borrower or such Subsidiary to additional laws, rules or regulation, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

                           (v) At its own expense, provide copies of such documents or information as Bank may reasonably request in relation to any matters disclosed pursuant to this Paragraph 8.2(f).

                           (vi)  Promptly  take any and all  necessary  remedial
         action in connection with the presence, storage, use, disposal, transportation, Release or threatened Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event any Borrower or any Subsidiary undertakes any remedial action with respect to any Hazardous Material on, under or about any Facility, such Borrower or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities.

                   (g)  Financial   Covenants.   Each   Borrower   warrants  and
represents to and covenants with Bank that they shall maintain the following financial covenants on a consolidated basis:

                           (i) Maintain, at all times, a Tangible Net Worth of not less than the amounts set forth below, during the following periods:


            Fiscal Year Ended                             Amount
                  1997                                  $23,000,000
                  1998                                  $23,500,000
                  1999                                  $32,000,000
           2000 and thereafter                          $40,000,000


                           (ii) Maintain EBITDA, at all times, of not less than the amounts set forth below, calculated each month for the preceding twelve-month period on a trailing twelve month basis:


            Fiscal Year Ended                             Amount
                  1997                                  $10,000,000
                  1998                                  $13,000,000
                  1999                                  $25,000,000
           2000 and thereafter                          $40,000,000


                           (iii) Maintain a Leverage Ratio, at all times, of not greater than 1.10 to 1.0.

                           (iv) Not permit Capital Expenditures to exceed the following amounts for the periods set forth below:



            Fiscal Year Ended                             Amount
                  1997                                  $6,500,000
                  1998                                  $7,000,000
                  1999                                  $14,000,000
           2000 and thereafter                          $17,000,000
         provided, however, that the amount of Capital Expenditures may exceed the limits set forth above on a cumulative basis so long as the aggregate amount of Capital Expenditures are (a) made with funds other than Loan proceeds or other Funded Debt and (b) at all times do not exceed $7,900,000 plus 75% of Borrower's net income, in accordance with GAAP, for the period from the Closing Date and thereafter. Notwithstanding the foregoing, to the extent that the proceeds of the Term Loan are used to purchase the Mortgaged Properties, the amount of such proceeds shall not be included within the calculation of Capital Expenditures hereunder.

                   (h)     Insurance.

                           (i) At its sole cost and expense, keep and maintain business interruption insurance and public liability and property damage insurance relating to its business and properties and its ownership and use of its assets. All such policies of insurance shall be in form and with insurers recognized as adequate by prudent business persons and all such policies shall be in amounts as may be reasonably satisfactory to Bank. Each Borrower shall deliver to Bank a certificate of insurance, and evidence of payment of all premiums then due and owing for each such policy on or prior to the date of this Agreement. Such policies shall: (A) contain a lender's loss payable clause naming Bank as loss payee and additional insured as its interest may appear; and (B) provide that the insurance companies will give Bank at least thirty (30) days written notice before any such policy or policies of insurance shall be altered or canceled.

                           (ii) In the event any Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Bank, without waiving or releasing any obligation or Event of Default by any Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys fees, court costs, expenses and other charges relating thereto, shall be part of Borrowers' Liabilities, payable by Borrowers to Bank on demand. Borrowers authorize Bank, in Bank's sole discretion, to cause such sums to be paid by making an advance in the amount thereof to the applicable Borrower under the Revolving Loan.

         8.3 Negative Covenants. Prior to the later of the Term Loan Termination Date or the Revolving Credit Termination Date and thereafter for so long as any amount is due or owing to Bank hereunder, unless Bank shall otherwise consent in writing, no Borrower nor any Subsidiary shall:

                   (a) Liens, Etc. Create or suffer to exist any Lien or any other type of preferential arrangement, upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or assign any right to receive income, except for Permitted Liens in each case to secure or provide for the payment of any Debt of any Person, except for the permitted Liens set forth on Exhibit 8.3(a) ("Permitted Liens").

                   (b) Maintain Existence, Merger, Etc. (i) dissolve or liquidate or amend or modify its Articles or Certificate of Incorporation, as applicable, or the Articles or Certificate of Incorporation of any Affiliate or Subsidiary; or (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any assets (whether now owned or hereafter acquired) to any Person except in the ordinary course of business; or
(iii) together with one or more Affiliates convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of any Borrower and such Affiliates (whether now owned or hereafter acquired) to any Person; or (iv) purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interests, debt or other securities of any Person, or enter into any joint venture or become a partner in any partnership; (v) engage in any transaction out of the ordinary course of business; or (vi) merge or consolidate with any Person, except as permitted under Exhibit 8.3(b).

                   (c) Debt. Incur, create, assume, become or be liable in any manner with respect to or permit to exist, any Debt except for Permitted Debt.

                   (d) Investments or Loans. Make or permit to exist investments or loans in or to any other Person, except for (i) salaries and reasonable advances of money to its employees in payment of reasonable expenses incurred by such employees in the ordinary course of business and consistent with past practices, (ii) investments in certificates of deposits of a banking institution having a net worth in excess of $100,000,000 or in securities of the United States of America or commercial paper with a P1 rating (all of the foregoing maturing within one year) and (iii) investments already made as of the Closing Date as set forth or as otherwise listed on Exhibit 8.3(d) ("Permitted Investments").

                   (e) Guaranties. Guaranty, endorse or otherwise in any way directly, indirectly or contingently become liable for the obligations or liabilities of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business.

                   (f) Stock and Dividends. Redeem, retire, purchase or otherwise acquire, directly or indirectly, any common capital stock of any Borrower or other evidence of ownership interest, or declare or pay dividends upon any common capital stock of any Borrower or make any distribution of

Borrowers' property or assets to any stockholders except Ethex and PDI may declare and pay dividends to K-V. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, K-V may pay dividends or make distributions up to an amount not to exceed twenty-five percent (25%) of K-V's prior fiscal year's consolidated net income, determined in accordance with GAAP, in any one fiscal year.

                   (g) Transactions with Affiliates or Insiders. Enter into, or be a party to, any transaction with any Affiliate of any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' businesses and upon fair and reasonable terms which are fully disclosed to Bank and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of such Borrower.

         8.4 Maintenance of Accounts. Each Borrower agrees to maintain its primary operational accounts with Bank and shall maintain an average balance of collected, available funds in a non-interest bearing demand deposit account with Bank (the "Operating Account") in an amount at least equal to that amount required to compensate Bank for its services in maintaining such account. Borrowers acknowledge that Bank will charge Borrowers standard service charges in effect from time to time for various services performed by Bank in connection with any aspect of the relationship between Borrowers and Bank, and Borrowers hereby agree that if such service charges exceed the credit to Borrowers arising from earnings attributable to funds on deposit with Bank in the applicable Operating Account, such service charge deficiency shall be deducted by Bank from any Borrower's Operating Account, monthly, in arrears, within ten (10) days following the end of each month. Bank may cause interest and other amounts payable on the obligations of Borrowers to Bank hereunder to be paid by making a direct charge to the applicable Operating Account in accordance with the terms hereof.

                                   9. DEFAULT

         9.1 Events of Default. The occurrence of any one of the following events shall constitute a default (an "Event of Default") under this Agreement:
(a) if any Borrower fails or neglects to perform, keep or observe any covenant or agreement contained in this Agreement or in the Other Agreements which is required to be performed, kept or observed by any Borrower and such failure continues for thirty (30) days thereafter; (b) any representation or warranty made by any Borrower herein or in any Other Agreement is untrue in any material respect, or any exhibit or certificate furnished by any Borrower or any of its Affiliates, directors, officers, employees, or agents to Bank is untrue in any material respect on the date as of which the facts therein set forth are stated or certified; (c) if any Borrower fails to pay Borrower's Liabilities when due and payable or declared due and payable; (d) if a material portion of any Borrower's assets or the Collateral is attached, seized, subjected to a writ or distress warrant or is levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not terminated or dismissed within thirty (30) days thereafter; (e) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation shall be filed by Borrower or if Borrower shall make an assignment for the benefit of its creditors or if any case or proceeding is filed by Borrower for its dissolution or liquidation; (f) if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against any Borrower or if any case or proceeding is filed against Borrower for its dissolution or liquidation and the same is not terminated or dismissed within forty-five (45) days of filing; (g) if an application is made by any Borrower for the appointment of a receiver, trustee or custodian for any of Borrowers' assets or the Collateral; (h) if an application is made by any Person other than such Borrower for the appointment of a receiver, trustee or custodian for the assets of any Borrower or the Collateral and the same is not dismissed within forty-five (45) days after the application therefor; (i) if any Borrower is adjudicated insolvent or admits its inability to pay its debts as they become due; (j) if any Borrower is in default in the payment of Debt in an amount in excess of $750,000; (k) if Borrower is in default in the payment of any Debt to Bank including, without limitation, any reimbursement obligations for letters of credit issued or to be issued by Bank subsequent to the date hereof in connection with the Industrial Development Authority of the County of St. Louis, Missouri, Private Activity Refunding and Revenue Bonds, Series 1989(f) (K-V Pharmaceutical Company Project); or (l) if a conservator is appointed for all or any material portion of the assets of any Borrower or the Collateral.

         9.2 Cumulative Remedies. All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

         9.3 Acceleration and Termination of Loans. Upon the occurrence and during the continuance of an Event of Default, (a) upon notice by Bank to Borrowers, Borrowers' Liabilities shall be immediately due and payable, unless there shall have occurred an Event of Default under subparagraphs 9.1(d), (e),
(f), (g), (h), (i) or (l), in which case Borrowers' Liabilities shall automatically become due and payable without notice or demand, and (b) without notice by Bank to or demand by Bank of Borrowers, Bank shall have no further obligation to and may then forthwith cease advancing monies or extending credit to or for the benefit of Borrowers under this Agreement and the Other Agreements.

         9.4 Rights of Creditor. Upon an Event of Default, Bank, in its sole and absolute discretion, may exercise any one or more of the rights and remedies accruing (a) under applicable law upon default by a debtor, (b) under any instrument, including, without limitation, the Mortgage and the Assignment of Rents, or (c) under any document or agreement. Nothing contained herein shall interfere with Bank's right under law to set-off the balances of any deposit accounts maintained by any Borrower with Bank against Borrowers' Liabilities.

         9.5 Injunctive Relief. Each Borrower recognizes that in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or the Other Agreements, no remedy of law will provide adequate relief to Bank, and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages or the posting of bond, surety or other security.

                                   10. GENERAL

         10.1 Payment Application Date. Any check, draft, or similar item of payment by or for the account of any Borrower delivered to Bank on account of Borrowers' Liabilities shall be applied by Bank on account of Borrowers' Liabilities on the date final settlement thereof is reflected by irrevocable credit to Bank.

         10.2 Statement of Account. Each statement of account by Bank delivered to any Borrower relating to Borrowers' Liabilities shall be presumed correct and accurate, absent manifest error, and shall constitute an account stated between Borrowers and Bank unless, within ninety (90) days after Borrowers' receipt of said statement, Borrowers deliver to Bank, by registered or certified mail addressed to Bank at its Address for Notices specified on the signature pages hereto, written objection thereto specifying the error or errors, if any, contained in any such statement.

         10.3 Manner of Application; Waiver of Setoff Prohibition. Upon the occurrence and during the continuance of an Event of Default, each Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrowers' Liabilities and Borrower agrees that Bank shall have the right, in its absolute and sole discretion, to apply and re-apply any and all such payments toward Borrowers' Liabilities in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records. Each Borrower further waives any right under or benefit of any law that would restrict or limit the right or ability of Bank to obtain payment of Borrowers' Liabilities, including any law that would restrict or limit Bank in the exercise of its right to appropriate any indebtedness owing from Bank to Borrower and any deposits or other property of Borrower in the possession or control of Bank and apply the same toward or setoff the same against the payment of Borrowers' Liabilities.

         10.4 Survival of Representations and Warranties. Each Borrower covenants, warrants and represents to Bank that all representations and warranties of Borrower contained in this Agreement and the Other Agreements shall be true at the time of each Borrower's execution of this Agreement and the Other Agreements and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         10.5      Integration; Amendment; Assignment; Participation.

                   (a) This Agreement and the Other Agreements constitute the entire agreement and understanding between the parties relating to the subject matter hereof and supersede all prior agreements, whether oral or written. This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by each Borrower and Bank, and no provision of this Agreement may be waived except with the consent in writing of Bank.

                   (b) Bank shall have the right to assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, the Loans and the Other Agreements). Upon any such assignment, (i) the assignee shall become a party hereto and, to the extent of such assignment, have all rights and obligations of Bank hereunder and under the Other Agreements and (ii) Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations hereunder and under the Other Agreements; provided, however, in the event Bank assigns all or a portion of its rights and obligations hereunder pursuant to a transaction in which Bank (including successors thereto) is not the lead agent, Borrowers will not be subject to the prepayment fee provided for in Paragraph
5.11 hereof as long as K-V has paid in full all Borrowers' Liabilities due and owing in respect of the Term Loan within ninety (90) days of the date of such assignment. Each Borrower hereby agrees to execute and deliver such documents, and to take such other actions, as Bank may reasonably request to accomplish the foregoing.

                   (c) In addition to the  assignments  permitted in  subsection
(b) of this Paragraph 10.5, Bank and any assignee pursuant to subsection (b) above shall have the right to grant participations to one or more banks or other financial institutions in or to any Loan hereunder (and the Other Agreements) without notice to or consent from any Borrower.

         10.6 No Waiver. Bank's failure at any time or times hereafter to require strict performance by Borrowers of any provision of this Agreement shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default by Borrowers under this Agreement or the Other Agreements shall not suspend, waive or affect any other Event of Default by Borrowers under this Agreement or the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants or representations of Borrowers contained in this Agreement or the Other Agreements and no Event of Default by Borrowers under this Agreement or the Other Agreements shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing by Bank specifying such suspension or waiver and given pursuant to the requirements of Paragraph 10.16 hereof.

         10.7 Severability. If any provision of this Agreement or the Other Agreements or the application thereof to any Person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the Other Agreements and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

         10.8 Successors and Assigns. This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of each Borrowers and Bank. This provision, however, shall not be deemed to modify Paragraph 10.5 hereof.

         10.9 Conflict with Other Agreements. The provisions of the Other Agreements are incorporated in this Agreement by this reference thereto. Except as otherwise provided in the Other Agreements by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Other Agreements, the provision contained in this Agreement shall govern and control.

         10.10 No Impairment by Termination. Except to the extent provided to the contrary in this Agreement and in the Other Agreements, no termination or cancellation (regardless of cause or procedure) of this Agreement or the Other Agreements shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrowers or Bank in any way or respect relating to
(a) any transaction or event occurring prior to such termination or cancellation and/or (b) any of the undertakings, agreements, covenants, warranties and representations of Borrowers contained in this Agreement or the Other Agreements. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

         10.11 Waivers. Except as otherwise specifically provided in this Agreement, Borrowers waive any and all notice or demand which Borrowers might be entitled to receive with respect to this Agreement or the Other Agreements by virtue of any applicable statute or law and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Borrowers may in any way be liable and hereby ratifies and confirms whatever Bank may do in this regard.

         10.12 Costs, Fees and Expenses Related to Agreement and Other Agreements. In accordance with this Agreement on or prior to the date hereof and thereafter upon demand by Bank therefor, Borrowers shall pay or reimburse Bank for all reasonable costs, fees and expenses incurred by Bank, or for which Bank becomes obligated, in connection with the negotiation, preparation and consummation of this Agreement and the Other Agreements, including but not limited to, attorneys' fees, costs and expenses; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the Other Agreements. That portion of Borrowers' Liabilities consisting of costs, expenses or advances to be reimbursed by Borrowers to Bank pursuant to this Agreement or the Other Agreements which are not paid on or prior to the date hereof shall be payable by Borrower to Bank on demand.

         10.13 Environmental Indemnity. Borrowers agree to indemnify and save Bank, its officers, directors, employees and agents, harmless of, from and against any liability, loss, damage or expense (including reasonable attorneys' fees) to which Bank or any of such persons may become subject, arising from or based upon (a) any violation, or claim of violation, by Borrowers of any laws, regulations or ordinances relating to Hazardous Materials, or (b) any Hazardous Materials located or disposed of on or released or transported from any property owned, leased or operated by Borrowers, or any claim of any of the foregoing.

         10.14 Release. Borrowers release Bank from any and all causes of action, claims or rights which Borrowers may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from any act or omission to act on the part of Bank, its officers, agents or employees, except in each instance for willful misconduct and gross negligence.

         10.15 Governing Law. This Agreement and the Other Agreements shall be governed and controlled by the internal laws of the State of Illinois without regard to principles of conflicts of laws as to interpretation, enforcement, validity, construction, effect, and in all other respects including, but not limited to, the legality of the interest rate and other charges.

         10.16 Notices. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given to any party or parties (a) upon delivery to the address of the party or parties as specified in the "Address for Notices" below such party or parties' name on the signature pages hereof if delivered in person or by courier or if sent by certified or registered mail (return receipt requested), or (b) upon dispatch if transmitted by telecopy or other means of facsimile transmission, in any case to the party or parties at the telecopy numbers specified on the same, or to such other address or telecopy number as any party may hereafter designate by written notice in the aforesaid manner.

         10.17 FORUM; BANK; VENUE; JURY TRIAL WAIVER. TO INDUCE BANK TO ACCEPT THIS AGREEMENT AND THE OTHER AGREEMENTS, BORROWERS, IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER, OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR THE OTHER AGREEMENTS SHALL BE LITIGATED ONLY IN

COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. BORROWERS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. BORROWERS HEREBY IRREVOCABLY APPOINT AND DESIGNATE KURTIS
B. REEG OF GALLOP, JOHNSON & NEUMAN, L.C. WHOSE ADDRESS IS 33 BRONZE POINT, SUITE 1D, BELLEVILLE, ILLINOIS, OR ANY OTHER PERSON HAVING AND MAINTAINING A PLACE OF BUSINESS IN SUCH STATE, WHOM BORROWERS MAY FROM TIME TO TIME HEREAFTER DESIGNATE (HAVING GIVEN FIVE (5) DAYS' WRITTEN NOTICE THEREOF TO BANK) AS BORROWERS' TRUE AND LAWFUL ATTORNEY AND DULY AUTHORIZED BANK FOR ACCEPTANCE OF SERVICE OF LEGAL PROCESS. BORROWERS AGREE THAT SERVICE OF SUCH PROCESS UPON SUCH PERSON SHALL CONSTITUTE PERSONAL SERVICE OF SUCH PROCESS UPON EACH BORROWER. BORROWERS HEREBY WAIVE ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST BORROWERS BY BANK IN ACCORDANCE WITH THIS PARAGRAPH. BORROWERS HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH A BORROWER IS A PARTY.

         10.18 Other Costs, Fees and Expenses. If at any time or times hereafter
Bank: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the Other Agreements, (ii) to represent Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by Bank, any Borrower, or any other Person) in any way or respect relating to this Agreement or the Other Agreements or (iii) to enforce any rights of Bank against Borrowers or any other Person which may be obligated to Bank by virtue of this Agreement or the Other Agreements; and/or (b) attempts to or enforces any of Bank's rights or remedies under the Agreement or the Other Agreements, the reasonable costs and expenses incurred by Bank in any manner or way with respect to the foregoing, shall be part of Borrowers' Liabilities, payable by Borrower to Bank on demand.

         10.19 Revival. To the extent that Bank receives any payment on account of Borrowers' Liabilities and any such payment(s) and/or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) and/or proceeds received, Borrowers' Liabilities or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) and/or proceeds had not been received by Bank and applied on account of Borrowers' Liabilities.

         10.20 Acknowledgments. Each Borrower acknowledges that (i) it has been advised by counsel of its choice with respect to this Agreement and the transactions contemplated hereby, (ii) each of the waivers set forth herein was knowingly and voluntarily made; and (iii) the obligations of Bank hereunder, including the obligation to advance and lend funds to Borrowers in accordance herewith, shall be strictly construed and shall be expressly subject to each Borrower's compliance in all respects with the terms and conditions herein set forth.

         10.21 Section Headings. Section headings used in this Agreement are for convenience only and shall not effect the construction or interpretation of this Agreement.

         10.22 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         10.23 Effectiveness. This Agreement shall become effective upon the execution and delivery to Bank of counterparts of this Agreement by each Borrower and Bank.

         10.24 Joint and Several Liability. The liability of each Borrower for Borrowers' Liabilities in respect of the Revolving Loan under this Agreement and the Other Agreements in general shall be joint and several, and each reference to Borrowers herein shall be deemed to refer to each such Borrower. In furtherance and not in limitation of Bank's rights and remedies hereunder or at law, Bank may proceed under this Agreement and the Other Agreements against one or more of the Borrowers in its absolute and sole discretion for any of Borrowers' Liabilities in respect of the Revolving Loan.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.


ATTEST:                         K-V PHARMACEUTICAL COMPANY

                                By:/s/ Gerald R. Mitchell
                                Title: Vice-President, Finance


                                Address for Notices:

                                2503 South Hanley
                                St. Louis, Missouri  63144-2555
                                Telephone No.:  (314) 645-6600
                                Telecopier No.:  (314) 645-6732
                                Attention:  President

                                With a copy to:

                                Title:  Secretary

                                Address for Notices:

                                2503 South Hanley
                                St. Louis, Missouri  63144-2555
                                Telephone No.:  (314) 645-6600
                                Telecopier No.:  (314) 645-6732
                                Attention:  President

                                With a copy to:

                                John P. Walsh, Esq.
                                Gallop, Johnson & Neuman, L.C.
                                Interco Corporate Tower
                                101 South Hanley
                                St. Louis, Missouri  63105
                                Telephone No.:  (314) 862-1200
                                Telecopier No.:  (314) 862-1219


ATTEST:                         ETHEX CORPORATION

                                By: /s/ Gerald R. Mitchell
                                Title:  Vice-President


                                Address for Notices:

                                2503 South Hanley
                                St. Louis, Missouri  63144-2555
                                Telephone No.:  (314) 645-6600
                                Telecopier No.:  (314) 645-6732
                                Attention:  President

                                With a copy to:

                                John P. Walsh, Esq.
                                Gallop, Johnson & Neuman, L.C.
                                Interco Corporate Tower
                                101 South Hanley
                                St. Louis, Missouri  63105
                                Telephone No.:  (314) 862-1200
                                Telecopier No.:  (314) 862-1219

                                LASALLE NATIONAL BANK


                                 By:
                                 Title:  Vice President


                                 Address for Notices:

                                 LaSalle National Bank
                                 135 South LaSalle Street
                                 Chicago, Illinois 60603
                                 Telecopier No.:  (312) 904-6546
                                 Telephone No.:  (312) 904-2766
                                 Attention:  Mr. Charles E. Schroeder, Jr.
                                             Vice President

                                 With a copy to:

                                 Michael A. Nemeroff, Esq.
                                 Vedder, Price, Kaufman & Kammholz
                                 222 N. LaSalle Street
                                 Chicago, Illinois 60601-1003
                                 Telecopy No.:  (312) 609-5005
                                 Telephone No.: (312) 609-7500

                                LIST OF EXHIBITS



         Exhibit 3.1                        Form of Revolving Note

         Exhibit 3.2                        Form of Term Note

         Exhibit 7.4                        Location of Collateral

         Exhibit 8.1(n)                     Environmental Matters

         Exhibit 8.1(r)                     Subsidiaries

         Exhibit 8.1(s)                     Labor

         Exhibit 8.1(v)                     Credit Agreements

         Exhibit 8.3(a)                     Permitted Liens

         Exhibit 8.3(b)                     Permitted Acquisitions

         Exhibit 8.3(d)                     Permitted Investments

                                   EXHIBIT 3.1
                                       to
                                 Loan Agreement


                                 REVOLVING NOTE


$20,000,000                                                   Chicago, Illinois
                                                              June 18, 1997

         FOR VALUE RECEIVED, on or before June 18, 2000 (or, if such day is not a Business Day, on the next following Business Day), the undersigned, K-V PHARMACEUTICAL COMPANY, a Delaware corporation; PDI DYNAMICS, INC., a New York corporation; and ETHEX CORPORATION, a Missouri corporation, jointly and severally (herein, collectively and together with their successors and assigns, called "Borrowers"), promise to pay to the order of LASALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank"), the maximum principal sum of TWENTY MILLION and 00/100 DOLLARS ($20,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by Bank to the undersigned pursuant to that certain Loan Agreement of even date herewith between Borrowers and Bank (herein, as the same may be amended, modified or supplemented from time to time, called the "Loan Agreement") as shown in Bank's records.

         The Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

         Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at Bank's principal office at 135 South LaSalle Street, Chicago, Illinois 60603; or at such other place as may be designated by Bank to the Borrower in writing.

         This Note is the Revolving Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

         In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this
Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All  parties  hereto,  whether  as  makers,   endorsers  or  otherwise,
severally  waive  presentment,   demand,  protest  and  notice  of  dishonor  in
connection with this Note.

         The liability of each Borrower under this Note in general shall be joint and several, and each reference herein to the Borrowers shall be deemed to refer to each such Borrower. In furtherance and not in limitation of Bank's rights and remedies hereunder or at law, Bank may proceed under this Note against any one or more of the Borrowers in its absolute and sole discretion for any of Borrowers' Liabilities or any other liability or obligation of the Borrowers arising hereunder.

         This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.


ATTEST:                                  K-V PHARMACEUTICAL COMPANY, a
                                         Delaware Corporation
By:
    Secretary

Borrower's Address:                       By:
                                          Title:
2503 South Hanley
St. Louis, Missouri 63144-2555

ATTEST:                                   PARTICLE DYNAMICS, INC.,
                                          a New York corporation
By:
    Secretary
                                          By:
Borrower's Address:                       Title:

2503 South Hanley
St. Louis, Missouri  63144-2555


ATTEST:                                   ETHEX CORPORATION, a
                                          Missouri corporation
By:
    Secretary

Borrower's Address:                       By:
2503 South Hanley                         Title:
St. Louis, Missouri  63144-2555

                                   EXHIBIT 3.2
                                       to
                                 Loan Agreement


                                    TERM NOTE


$3,500,000                                                   Chicago, Illinois
                                                             June __, 1997

         FOR VALUE RECEIVED, the undersigned, K-V PHARMACEUTICAL COMPANY, a Delaware corporation (herein, together with its successors and assigns, called the "Borrower"), promises to pay to the order of LASALLE NATIONAL BANK, a national banking association (herein, together with its successors and assigns, called the "Bank"), the principal sum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000), plus interest at the rate of ___________ percent (___%) per annum, payable in monthly installments commencing June ___, 1997 of principal of [NINETEEN THOUSAND FOUR HUNDRED FORTY-FOUR AND 44/100 DOLLARS ($19,444.44),] on the last Business Day of each month through ___________, _____, with a final payment of the entire principal balance outstanding hereunder due on ____________, _____, pursuant to that certain Loan Agreement of even date herewith between the Borrower, Particle Dynamics, Inc., a New York corporation, ETHEX Corporation, a Missouri corporation, and Bank (herein, as the same may be amended, modified or supplemented from time to time, called the "Loan Agreement") as shown in Bank's records, plus interest as described below.

         The Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the Fixed Rate described above and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

         Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at Bank's principal office at 135 South LaSalle Street, Chicago, Illinois 60603, or at such other place as may be designated by Bank to the Borrower in writing.

         This Note is the Term Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

         In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this
Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

         All  parties  hereto,  whether  as  makers,   endorsers  or  otherwise,
severally  waive  presentment,   demand,  protest  and  notice  of  dishonor  in
connection with this Note.

         This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.

                                            K-V PHARMACEUTICAL COMPANY, a
                                            Delaware corporation
ATTEST:


By:                                         By:
     Secretary                              Title:


Borrower's Address:

2503 South Hanley
St. Louis, Missouri  63144-2555

                                        2